As filed with the Securities and Exchange Commission on February 8, 2024

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BIT DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1606989
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

33 Irving Place, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

2023 Omnibus Equity Incentive Plan

(Full title of the plan)

Elliot H. Lutzker, Esq.

Davidoff Hutcher & Citron LLP

605 3rd Avenue, 34th Floor

New York, New York 10158

(Name and address of agent for service)

(212) 557-7200

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” a “smaller reporting company” or an “emerging growth company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed by Bit Digital, Inc. (the “Company”) to register 5,000,000 Ordinary Shares under the Company’s Plan.

This Registration Statement contains two parts. The first part contains information required in the registration statement pursuant to Part I of Form S-8 with respect to Ordinary Shares issuable upon the exercise of share options, or restricted share awards (the “Awards”) made under the Plan subsequent to the date hereof. The second part contains a “reoffer” prospectus prepared in accordance with the requirements of Part I of Form S-3, which, pursuant to General Instruction C of Form S-8, may be used by certain persons, including officers and directors of the Company who are deemed to be affiliates of the Company, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), as well as by non-affiliate assignees holding restricted securities, as that term is defined in Rule 144 under the Securities Act, in connection with the reoffer and resale of Ordinary Shares of the Company received by such persons pursuant to the exercise of options or Awards granted under the Plan, which 5,000,000 Ordinary Shares are being registered herein. An aggregate of 450,000 Ordinary Shares has been issued pursuant to RSUs grants under the Plan.

This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Company’s Ordinary Shares. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

We prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act. We are registering 5,000,000 Ordinary Shares pursuant to our Plan. The purpose of our Plan is to advance the interests of the Company and its shareholders by providing a means of attracting and retaining employees, corporate officers, non-employee directors and consultants employed or retained by the Company and its subsidiaries and affiliates.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The document containing the information specified in this Part I of this Form S-8 registration statement has been or will be sent or given to participants in the 2023 Omnibus Equity Incentive Plan (the “Plan”), as specified by Rule 428(b)(1) promulgated by the SEC under the Securities Act. Such document(s) are not being filed with the SEC but constitute (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

This registration statement relates to a maximum of 5,000,000 Ordinary Shares issuable pursuant to our Plan (the “Shares”).

Item 2. Registrant Information and Employee Plan Annual Information

The documents incorporated by reference into this prospectus pursuant to Item 3 of Part II hereof are available without charge, upon written or oral request. The documents containing the information specified in this Item 2 will be sent or given to employees, officers or directors upon written or oral request, as specified by Rule 428(b) under the Securities Act. All requests shall be directed to Corporate Secretary, Bit Digital, Inc., 33 Irving Place, New York, NY 10003; tel. (212) 463-5121. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

REOFFER PROSPECTUS

BIT DIGITAL, INC.

5,000,000 ORDINARY SHARES

This prospectus relates to the reoffer and resale of 5,000,000 Ordinary Shares, par value $0.01 per share, of Bit Digital, Inc., a Cayman Islands company (“Bit Digital,” the “Company,” “we,” “us,” or “our”), that have been or will be acquired by certain persons (collectively referred to as the “Selling Securityholders”), including our officers and directors who are deemed to be our affiliates, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), holding restricted securities, as that term is defined in Rule 144 under the Securities Act, in connection with the reoffer and resale of Ordinary Shares of the Company received by such persons pursuant to the exercise of options to be granted under our 2023 Omnibus Equity Incentive Plan (the “Plan”).

The shares offered herby consist of 5,000,000 Ordinary Shares issued or issuable under the Plan.

●	Our Ordinary Shares are quoted on the Nasdaq Capital Market under the symbol “BTBT.” On February 7, 2024, the last reported sale price of our Ordinary Shares on the Nasdaq Capital Market was $2.43 per share.

The shares covered by this prospectus may be offered and sold from time to time directly by the Selling Securityholders of Ordinary Shares issued upon the exercise of options and/or restricted share awards (the “Awards”) granted pursuant to the Plan or through brokers on the Nasdaq Capital Market, or otherwise, at the prices prevailing at the time of such sales. The net proceeds to the Selling Securityholders will be the proceeds received by them upon such sales, less brokerage commissions, if any. We will pay all expenses of preparing and reproducing this prospectus but will not receive any of the proceeds from sales by any of the Selling Securityholders, but we will receive the exercise price upon exercise of the share options. The Selling Securityholders and any broker-dealers, agents, or underwriters through whom the shares are sold, may be deemed “underwriters” within the meaning of the Securities Act with respect to securities offered by them, and any profits realized or commissions received by them may be deemed underwriting compensation. See “Plan of Distribution.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OFFERED HEREBY INVOLVE A SUBSTANTIAL DEGREE OF RISK. SEE “RISK FACTORS” beginning on page 10 of this prospectus.

The date of this prospectus is February 8, 2024

No person is authorized to give any information or to make any representations other than those contained in this prospectus in connection with any offer to sell or sale of the securities to which this prospectus relates, and if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the facts herein set forth since the date hereof. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus, as well as information we have previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front of those documents.

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AVAILABLE INFORMATION

We file annual, semi-annual, quarterly (on a voluntary basis as a foreign private issuer) and current reports and proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our public filings are available from the Internet website maintained by the SEC at http://www.sec.gov. In addition, our Ordinary Shares are listed on the Nasdaq Capital Market. Accordingly, our reports, statements and other information may be inspected at the offices of Nasdaq, One Liberty Plaza, 165 Broadway, New York, New York 10006.

INCORPORATION OF documents BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to investors by referring them to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, which are “furnished” to the SEC that are not deemed “filed” with the SEC.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

1.	Annual Report on Form 20-F for the year ended December 31, 2022, filed with the Commission on April 28, 2023;

2.	Current Reports on Form 6-K as filed with the Commission on January 26, 2024, January 24, 2024, January 19, 2024, December 4, 2023, November 30, 2023, November 15, 2023, November 14, 2023, November 3, 2023, September 22, 2023, September 11, 2023, August 24, 2023, August 23, 2023, August 15, 2023, June 22, 2023, June 12, 2023, April 25, 2023, April 6, 2023, March 22, 2023, January 27, 2023, January 25, 2023, January 12, 2023 and January 9, 2023 but only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

3.	The description of our Ordinary Shares contained in Bit Digital’s Registration Statement on Form F-1 (No. 333-254060) and any amendment or report filed with the SEC for the purpose of updating.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus modifies or supersedes such previous statement and any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

A copy of any and all of the information included in the documents that have been incorporated by reference in this prospectus (excluding exhibits thereto, unless such exhibits have been specifically incorporated by reference into the information which this prospectus incorporates) but which are not delivered with this prospectus will be provided by us without charge to any person to whom this prospectus is delivered, upon the oral or written request of such person. Written requests should be directed to Bit Digital, Inc., 33 Irving Place, New York, New York 10003, Attention: Corporate Secretary. Oral requests may be directed to the Secretary at (212) 463-5121.

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” for purposes of the safe harbor provisions provided by Section 27 of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that represent our beliefs, projections and predictions about future events. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, and the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based or the success of our business.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those factors discussed under the headings “Risk Factors” and elsewhere in this prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our Ordinary Shares. You should read this entire prospectus carefully, including our financial statements and related notes thereto and the other documents incorporated by reference in this prospectus and the risks described under “Risk Factors” beginning on page 10. We note that our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

All references to “we,” “us,” “our,” “Company,” “Registrant” or similar terms used in this prospectus refer to Bit Digital, Inc. (formerly known as Golden Bull Limited), a Cayman Islands exempted company (“Bit Digital”), including its consolidated subsidiaries, unless the context otherwise indicates. We currently conduct our business through, Bit Digital Hong Kong Limited and Bit Digital Strategies Limited, Hong Kong companies; Bit Digital Singapore Pte Ltd.; Bit Digital U.S.A. Inc., a Delaware corporation, and our operating entity in the United States; Bit Digital Canada, Inc., our operating entity in Canada; Bit Digital AI Inc., the parent company of Bit Digital Iceland Ehf, our operating entity in Iceland; and Bit Digital Investment Management Limited, a BVI business company..

“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus, Taiwan, Hong Kong and Macau, “RMB” or “Renminbi” refers to the legal currency of China and “$”, “US$” or “U.S. Dollars” refers to the legal currency of the United States.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

The Company may be subject to various legal and operational risks as a result of its previously being a China-based Issuer with a substantial amount of the Company’s operations previously in China and Hong Kong. See “Risk Factors – Risks Related to Previously Operating in China – We may be subject to fines and penalties for operating in China without registration” and “We may be subject to fines and penalties for our prior mining activities in mainland China”. As a result of our prior structure of an offshore issuer with a variable interest entity (“VIE”) which are the concern of the SEC as to China-based Issuers, we set forth under “Risk Factors” some of the risks and uncertainties concerning the Company’s prior operations, however, we do not have and will not have a VIE structure and do not intend to have a mainland China subsidiary (hereinafter, a “WFOE”):

The Company’s auditor, Audit Alliance LLP, is PCAOB registered and based in Singapore. Under the Holding Foreign Companies Accountable Act (the “HFCAA”), the PCAOB is permitted to inspect our independent public accounting firm. However, if the PCAOB later determines that it cannot inspect or fully investigate our auditor, trading in our securities may be prohibited under the HFCAA, and, as a result, Nasdaq may determine to delist our securities.

Our Company

Bit Digital, Inc. is a sustainable digital infrastructure platform for digital assets and artificial intelligence (“AI”) infrastructure headquartered in New York City. Our bitcoin mining operations are located in the U.S., Canada and Iceland. The Company has also established a business line, through Bit Digital Iceland Ehf, a subsidiary of Bit Digital AI, that offers specialized cloud-infrastructure services for artificial intelligence applications.

We commenced business in February 2020. We initiated limited Ethereum mining operations in January 2022 and discontinued the operations by September 2022, due to Ethereum blockchain switching from proof-of-work (“PoW”) consensus mechanism to proof-of-stake (“PoS”) validation. Our mining operations, hosted by third-party providers, use specialized computers, known as miners, to generate digital assets. Our miners use application specific integrated circuit (“ASIC”) chips. These chips enable the miners to apply high computational power, expressed as “hash rate”, to provide transaction verification services (generally known as “solving a block”) which helps support the blockchain. For every block added, the blockchain provides an award equal to a set number of digital assets per block. Miners with a greater hash rate generally have a higher chance of solving a block and receiving an award.

We operate our mining assets with the primary intent of accumulating digital assets which we may sell for fiat currency from time to time depending on market conditions and management’s determination of our cash flow needs, exchange for other digital assets. Our mining strategy has been to mine bitcoins as quickly and as many as possible given the fixed supply of bitcoins. In view of historically long delivery lead times to purchase miners from manufacturers like Bitmain Technologies Limited (“Bitmain”) and MicroBT Electronics Technology Co., Ltd (“MicroBT”), and other considerations, we may choose to acquire miners on the spot market, which can typically result in delivery within a few weeks.

We have signed service agreements with third-party hosting partners in North America and Iceland. These partners operate specialized mining data centers, where they install and operate the miners and provide IT consulting, maintenance, and repair work on site for us. Our mining facilities in New York are maintained by Coinmint LLC (“Coinmint”) and Digihost Technologies Inc. (“Digihost”). Our mining facility in Texas is maintained by Dory Creek, LLC (“Dory Creek”). Our mining facility in Kentucky is maintained by Soluna Computing, Inc (“Soluna”). Our mining facility in Canada is maintained by Blockbreakers Inc. (“Blockbreakers”). Our mining facility in Iceland is maintained by GreenBlocks Ehf, an Icelandic private limited company (“GreenBlocks”). We have relocated some miners from our Texas and Nebraska facilities, once under Compute North LLC’s maintenance before a third-party takeover preceding their 2022 bankruptcy to facilities operated by Coinmint in New York. We have relocated those miners from our Georgia mining facility, previously maintained by Core Scientific, Inc to one of Coinmint’s facilities. We have relocated some miners from Blockfusion USA, Inc. (“Blockfusion”) facilities to Digihost and Soluna after our service agreement with Blockfusion ended in September 2023. From time to time, the Company may change partnerships with hosting facilities to recalibrate its Bitcoin mining operations. These terminations are strategic, targeting reduced operational costs, enhanced energy efficiency for a smaller carbon footprint, increased flexibility in operational control, and minimized geopolitical risks. While a short-term decrease in mining output might occur, we expect these changes to yield long-term operational improvements.

We are a sustainability-focused digital asset mining company. On June 24, 2021, we signed the Crypto Climate Accord, a private sector-led initiative that aims to decarbonize the crypto and blockchain sectors. On December 7, 2021, we became a member of the Bitcoin Mining Council (“BMC”), joining MicroStrategy and other founding members to promote transparency, share best practices, and educate the public on the benefits of bitcoin and bitcoin mining.

ETH Staking Business

In the fourth quarter of 2022, we formally commenced Ethereum staking operations. We intend to delegate or stake our ETH holdings to an Ethereum validator node to help secure and strengthen the blockchain network. Stakers are compensated for this commitment in the form of a reward of the native network token.

Our native staking operations are enhanced by a partnership with Blockdaemon, a leading institutional-grade blockchain infrastructure company for node management and staking. In the fourth quarter of 2022, following a similar mechanism to native Ethereum staking, we also participated in liquid staking via Portara protocol (formerly known as Harbour), the liquid staking protocol developed by Blockdaemon and StakeWise and the first of its kind tailored to institutions. With the introduction of staked ETH withdrawals in April 2023, we have reassessed our Ethereum network staking approaches, weighing the advantages of traditional staking against liquid staking solutions. The withdrawal feature in native staking, coupled with yields that are on par with those of liquid staking, has encouraged us to expand our collaborations with other service providers in this domain. As a result, we have terminated all liquid staking activities with StakeWise in the third quarter, reclaiming all staked Ethereum along with the accumulated rewards. As of September 30, 2023, only two nodes are maintained with Blockdaemon to continue our native staking operations.

In addition, since the first quarter of 2023, we started native staking with Marsprotocol and participated in liquid staking via Liquid Collective protocol on Coinbase platform. Liquid staking allows participants to achieve greater capital efficiency by utilizing their staked ETH as collateral and trading their staked ETH tokens on the secondary market.

Miner Deployments

During the three and nine months ended September 30, 2023, we continued to work with our hosting partners to deploy our miners in North America and Iceland.

During the second quarter of 2023, the Company deployed an additional 3,600 miners at one of Coinmint’s hosting facilities.

During the third quarter of 2023, the Company deployed an additional 310 miners at Digihost’s hosting facility.

During the third quarter of 2023, the Company deployed an additional 1,890 miners at one of Coinmint’s hosting facilities.

During the second and third quarter of 2023, the Company deployed 3,300 miners at GreenBlocks hosting facility.

As of September 30, 2023, the Company’s active hash rate totals approximately 1.2 EH/s, with operations in North America and Iceland.

Power and Hosting Overview

During the three and nine months ended September 30, 2023, our hosting partners continued to prepare sites to deliver our contracted hosting capacity, bringing additional power online for our miners.

The Company’s subsidiary, Bit Digital Canada, Inc., entered into a Mining Services Agreement effective September 1, 2022, for Blockbreakers, Inc. to provide five (5) MW of incremental hosting capacity at its facility in Canada. The facility utilizes an energy source that is primarily hydroelectric.

On May 8, 2023, the Company entered into a Master Mining Services Agreement with Blockbreakers, pursuant to which Blockbreakers, Inc. agreed to provide the Company with four (4) MW of additional mining capacity at its hosting facility in Canada. The agreement is for two (2) years automatically renewable for additional one (1) year terms unless either party gives at least sixty (60) days’ advance written notice. The performance fee is 15%. Additionally, Bit Digital has secured a side letter agreement with Blockbreakers, granting the Company the right of first refusal for any future mining hosting services offered by Blockbreakers in Canada. This new agreement brings the Company’s total contracted hosting capacity with Blockbreakers to approximately 9 MW. As of September 30, 2023, Blockbreakers provided approximately 3.3 MW of capacity for our miners at their facility.

On June 7, 2022, we entered into a Master Mining Services Agreement (the “MMSA”) with Coinmint LLC, pursuant to which Coinmint will provide the required mining colocation services for a one-year period automatically renewing for three-month periods unless earlier terminated. The Company will pay Coinmint electricity costs, plus operating costs required to operate the Company’s mining equipment, as well as a performance fee equal to 27.5% of profit, subject to a ten percent (10%) reduction if Coinmint fails to provide uptime of ninety-eight (98%) percent or better for any period. We are not privy to the emissions rate at the Coinmint facility or at any other hosting facility. However, the Coinmint facility operates in an upstate New York region that reportedly utilizes power that is 99% emissions-free, as determined based on the 2023 Load & Capacity Data Report published by the New York Independent System Operator, Inc. (“NYISO”).

On April 5, 2023, the Company entered into a letter agreement and MMSA Amendment with Coinmint pursuant to which Coinmint agreed to provide the Company with up to ten (10) MW of additional mining capacity to energize the Company’s mining equipment at Coinmint’s hosting facility in Plattsburgh, New York. The agreement is for two (2) years automatically renewable for three (3) months unless not renewed by either party on at least ninety (90) days prior written notice. The performance fees under this letter agreement range from 30% to 33% of profit. This new agreement brings the Company’s total contracted hosting capacity with Coinmint to approximately 30 MW at this facility.

On April 27, 2023, the Company entered into a letter agreement and MMSA Amendment with Coinmint pursuant to which Coinmint agreed to provide the Company with up to ten (10) MW of additional mining capacity to energize the Company’s mining equipment at Coinmint’s hosting facility in Massena, New York. The agreement is for one (1) year automatically renewable for three (3) months unless not renewed by either party on at least ninety (90) days prior written notice. The performance fees under this letter agreement are 33% of profit. This new agreement brings the Company’s total contracted hosting capacity with Coinmint to approximately 40 MW.  As of September 30, 2023, Coinmint provided approximately 37.3 MW of capacity for our miners at their facilities.

In June 2021, we entered into a strategic co-mining agreement with Digihost Technologies in North America. Pursuant to the terms of the agreement, Digihost provides certain premises to Bit Digital for the purpose of the operation and storage of a 20 MW bitcoin mining system to be delivered by Bit Digital. Digihost provides services to maintain the premises for a term of two years. Digihost shall also be entitled to 20% of the profit generated by the miners.

In April 2023, we renewed the co-mining agreement with Digihost, previously executed in June 2021. Pursuant to the terms of the new agreement, Digihost provides certain premises to Bit Digital for the purpose of the operation and storage of an up to 20 MW bitcoin mining system to be delivered by Bit Digital. Digihost also provides services to maintain the premises for a term of two years, automatically renewing for a period of one (1) year. Digihost shall also be entitled to 30% of the profit generated by the miners. As of September 30, 2023, Digihost provided approximately 3.0 MW of capacity for our miners at their facility.

On May 9, 2023 (“Effective Date”), the Company entered into a Term Loan Facility and Security Agreement (“Loan Agreement”) with GreenBlocks. Pursuant to the Loan Agreement, GreenBlocks has requested the Company to extend one or more loans (“advances”) under a senior secured term loan facility in an aggregate outstanding principal amount not to exceed $5 million. The interest rate of the Loan Agreement is 0% and advances are to be repaid on the maturity date, which is the thirty-nine-month anniversary of the Effective Date. GreenBlocks will exclusively use the advances to buy miners that will be operated for the benefit of the Company at a facility in Iceland, with an overall capacity of 8.25 MW. To secure the prompt payment of advances, the Company has been granted a continuing first priority lien and security interest in all of GreenBlocks’s rights, title and interest to the financed miners. The miners are the sole property of GreenBlocks, of which they are responsible for the purchase, installation, operation, and maintenance.

On May 9, 2023, the Company entered into a Computation Capacity Services Agreement (“Agreement”) with GreenBlocks. Pursuant to the Agreement, GreenBlocks will provide computational capacity services and other necessary ancillary services, such as operation, management, and maintenance, at the facility in Iceland for a term of two (2) years. GreenBlocks will own and operate the miners financed through the Loan Agreement for the purpose of providing Computational Capacity of up to 8.25 MW. The Company will pay power costs of five cents ($0.05) per kilowatt hour, a Pod fee of $22,000 per pod per month, and a depreciation fee equal to 1/36 of the facility size per month. The performance fees under this agreement are 20%. The Company submitted to Greenblocks a deposit in the amount of $1,052,100, which was exclusively for the purpose of paying the landlord of the facility for hosting space.

On June 1, 2023, the Company and GreenBlocks entered the Omnibus Amendment to Loan Documents and Other Agreements (“Omnibus Amendment”). This amendment revised both the Loan Agreement and the Computation Capacity Services Agreement previously entered on May 9, 2023. While the core terms remained consistent, notable modifications pertained to the facility size and contracted capacity. Specifically, the facility size was increased from $5 million to $6.7 million. Moreover, GreenBlocks agreed to expand the computation capacity to approximately 10.7 MW. Advances of $6.4 million have been financed by the Company to GreenBlocks. As of September 30, 2023, GreenBlocks provided approximately 10.6 MW of capacity for our miners at their facility.

In October 2023, we entered into a strategic co-location agreement with Soluna Computing, Inc. (“Soluna”) for a term of one year automatically renewing on a month-to-month basis unless terminated by either party. Pursuant to the terms of the agreement, Soluna provides certain required mining colocation services to Bit Digital for the purpose of the operation and storage of an up to 4.4 MW bitcoin mining system to be delivered by Bit Digital. Soluna shall also be entitled to 42.5% of the net profit generated by the miners.

In November 2023, we entered into a hosting services agreement with Dory Creek, LLC (“Dory Creek”) for a term of one year automatically renewing on an annual basis unless terminated by either party by giving a 30-day prior notice to the other Party in writing. Pursuant to the terms of the agreement, Dory Creek provides maintenance and operation services to Bit Digital to support 17.5MW of capacity. Dory Creek shall also be entitled to 30% of the net profit generated by the miners. Bit Digital shall have the first right, but not obligation, to accept services for any extra capacity under the terms of this Agreement.

In May 2022, our hosting partner Blockfusion advised us that the substation at its Niagara Falls, NY facility was damaged by an explosion and fire, and power was cut off to approximately 2,515 of the Company’s bitcoin miners and approximately 710 ETH miners that had been operating at the site immediately prior to the incident. The explosion and fire are believed to have been caused by faulty equipment owned by the power utility. Blockfusion and the Company have entered into a common interest agreement to jointly pursue any claims evolving from the explosion and fire. Prior to the incident, our facility with Blockfusion in Niagara Falls, provided approximately 9.4 MW to power our miners. Power was restored to the facility in September 2022. However, we received a notice dated October 4, 2022, from the City of Niagara Falls, which ordered the cease and desist from any cryptocurrency mining or related operations at the facility until such time as Blockfusion complies with Section 1303.2.8 of the City of Niagara Falls Zoning Ordinance (the “Ordinance”), in addition to all other City ordinances and codes. Blockfusion has advised us that the Ordinance came into practical effect on October 1, 2022, following the expiration of a related moratorium on September 30, 2022. Blockfusion has further advised that it has submitted applications for new permits based on the Ordinance’s new standards and that the permits may take several months to process. Pursuant to the Mining Services Agreement between Bit Digital and Blockfusion dated August 25, 2021, Blockfusion represents, warrants and covenants that it “possesses, and will maintain, all licenses, registrations, authorizations and approvals required by any governmental agency, regulatory authority or other party necessary for it to operate its business and engage in the business relating to its provision of the Services.” On October 5, 2022, Bit Digital further advised Blockfusion that it expects it to comply with directives of the Notice. Our service agreement with Blockfusion ended in September 2023.

Miner Fleet Update and Overview

As of September 30, 2023, we had 46,852 miners owned or operating (in Iceland) for bitcoin mining and 730 ETH miners, with a total maximum hash rate of 3.7 EH/s and 0.3 TH/s, respectively.

On April 28, 2023, we entered into a purchase agreement with an unaffiliated seller of bitcoin mining computers, from whom we acquired 3,600 S19 miners. As of the date of this report, all miners have been delivered.

On May 12, 2023, we entered into a purchase agreement with an unaffiliated seller of bitcoin mining computers, from whom we acquired 2,200 S19J Pro+ miners. As of the date of this report, all miners have been delivered.

On June 21, 2023, we entered into a purchase agreement with an unaffiliated seller of bitcoin mining computers, from whom we acquired 1,100 S19 Pro+ miners. As of the date of this report, all miners have been delivered.

In October 2023, we entered into a purchase agreement with an unaffiliated seller of bitcoin mining computers, from whom we acquired 3,630 S19K Pro miners. As of the date of this report, the miners have not been delivered.

Bitcoin Production

From the inception of our bitcoin mining business in February 2020 to September 30, 2023, we earned an aggregate of 5,906.4 bitcoins.

The following table presents our bitcoin mining activities for the nine months ended September 30, 2023:

	Number of bitcoins	Amount (1)
Balance at December 31, 2022	946.3	$15,796,147
Receipt of BTC from mining services	1,083.5	28,441,394
Exchange of BTC into ETH	(549.2)	(9,732,283)
Sales of and payments made in BTC	(663.2)	(12,008,138)
Receipt of BTC from other income	3.4	95,222
Impairment of BTC	-	(4,011,342)
Balance at September 30, 2023	820.8	$18,581,000

(1)	Receipt of digital assets from mining services are the product of the number of bitcoins received multiplied by the bitcoin price obtained from CoinMarketCap, calculated on a daily basis. Sales of digital assets are the actual amount received from sales.

Environmental, Social and Governance

Sustainability is a major strategic focus for us. Several of our mining locations in the US and Canada provide access to partially carbon-free energy and other sustainability-related solutions, in varying amounts depending on location, including components of hydroelectric, solar, wind, nuclear and other carbon-free generation sources, based on information provided by our hosts and publicly available data, which we believe helps mitigate the environmental impact of our operations. We work with an independent ESG (Environmental, Social and Governance) consultant to self-monitor and adopt an environmental policy to help us to improve our percentage of green electricity and other sustainability initiatives. As we continue to align ourselves with the future of technology and business, we are dedicated to continuously enhancing sustainability, which we believe future-proofs our operations and the larger bitcoin network.

We believe that the bitcoin network and the mining that powers it are important inventions in human progress. The process of problem-solving and verifying bitcoin transactions using advanced computers is energy intensive, and scrutiny has been applied to the industry for this reason. It follows that the environmental costs of mining bitcoin should be surveyed and mitigated by every company in our fast-growing sector. We aim to contribute to the acceleration of bitcoin’s decarbonization and act as a role model in our industry, responsibly stewarding digital assets.

We work with Apex Group Ltd, an independent ESG consultancy, with the goal of becoming one the first publicly-listed bitcoin miners to receive an independent ESG rating on our operations, which we anticipate will provide transparency on the environmental sustainability of our operations, as well as other metrics. Apex’s ESG Ratings & Advisory tools allow us to benchmark our ESG performance against international standards and our peers to identify opportunities for improvement and progress over time. We believe this is an integral approach to improving our sustainability practices and mitigating our environmental impact. By measuring the sustainability and footprint of Bit Digital’s mining, we are able to develop targets to continuously improve as we shift towards our goal of 100% clean energy usage.

On December 7, 2021, the Company became a member of the Bitcoin Mining Council (“BMC”), joining MicroStrategy and other founding members to promote transparency, share best practices, and educate the public on the benefits of bitcoin and bitcoin mining.

COVID-19

In March 2020, the World Health Organization declared the COVID-19 outbreak (“COVID-19”) a global pandemic. While all restrictions have been lifted, we continue to monitor the situation and the possible effects on our financial condition, liquidity, operations, suppliers and industry, and may take further actions that alter our operations and business practices as may be required by federal, state or local authorities or that we determine are in the best interests of our partners, customers, suppliers, vendors, employees and shareholders.

Additionally, we have evaluated the potential impact of the COVID-19 outbreak on our financial statements, including, but not limited to, the impairment of long-lived assets and valuation of digital assets. Where applicable, we have incorporated judgments and estimates of the expected impact of COVID-19 in the preparation of the financial statements based on information currently available. Based on our current assessment, we do not expect any material impact on our long-term strategic plans, operations and liquidity.

Recent Events

In October 2023, the Company announced the launch of a new business line through Bit Digital Iceland Ehf, a subsidiary of Bit Digital AI, Inc., that will provide specialized infrastructure to support generative artificial intelligence (“AI”) workstreams. This represents a material expansion from our core business into an industry with robust demand and growth expectations. Importantly, we were able to secure an anchor customer for this business without devoting incremental resources towards customer acquisition. This business line aims to provide a non-correlated income stream that is intended to help the Company weather potential downturns in its core bitcoin mining and ETH staking businesses and intends to make the Company more financially flexible through the 2024 “halving”. Revenue for the initial contract commenced in January 2024, and we are confident that we can materially scale the business with the necessary financial resources.” The Company has commenced Bit Digital AI operations by signing service agreements with a customer to support their GPU-accelerated workloads. Under the agreements, Bit Digital will provide the customer with rental services for 2,048 GPUs. Concurrently, Bit Digital has agreed to purchase the required GPUs and has funded the initial deposit for the purchase order.

In October 2023, Bit Digital finalized an agreement with Soluna Computing, Inc (“Soluna”) for 4.4 megawatts of incremental hosting capacity at Project Sophie in Kentucky to power its miners for an initial contract term of twelve months.

In November 2023, Bit Digital finalized an agreement with Bitdeer Technologies Group for 17.5 megawatts (“MW”) of incremental hosting capacity to power its miners at a location in Texas. The initial term of the contract is twelve months with automatic one-year renewals. Additionally, Bit Digital will have the first right for an additional 17.5 MW of capacity that may be brought online by the operator. Bit Digital will fill the capacity with miners from its existing fleet and with new miner purchases. Approximately 900 S19j Pro units from the Company’s existing fleet have already been delivered to the facility and are actively hashing. The Company has purchased approximately 3,600 S19k Pro mining units that are expected to be delivered to the facility by late-November 2023. The remaining capacity will be filled with future miner purchase orders.

The Offering

This reoffer prospectus relates to the reoffer and resale of an aggregate of 5,000,000 Ordinary Shares, par value $0.01 per share, by certain Selling Securityholders, including our officers and directors, who are deemed to be affiliates of the Company, that are issuable upon the exercise of options to be granted pursuant to our Plan and shares underlying Awards. We will not receive any proceeds from the sale of the shares sold by the Selling Securityholders, but we will receive the exercise price upon exercise of the share options, other than for any cashless exercise of options.

If subsequent to the date of this reoffer prospectus, we grant any awards under the Plan to any persons who are affiliates of the Company, we would supplement this reoffer prospectus with the names of such affiliates and the amount(s) of shares to be reoffered by them as Selling Securityholders.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	Our insiders are not required to comply with Section 16 of the Exchange Act requiring such individuals, and entities to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies, that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our Ordinary Shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such extended transition period.

We could remain an emerging growth company for up to five years ending December 31, 2023, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Corporate Information

Our principal executive offices are located at 33 Irving Place, New York, New York 10003. Our telephone number at this address is +1 (212) 463-5121. Our office in Hong Kong is located at Room 3603, Tower 2 Metro Plaza, Hong Kong, China. Our registered office in the Cayman Islands is located at Corporate Filing Services Ltd., 3rd Floor, Harbour Centre, 103 South Church Street, George Town, Grand Cayman, KY 1-1002, Cayman Islands. Our office in Singapore is located at 21 Floor, 88 Market Street, Capital Spring, S048948. Our office in Iceland is located at Skogarhlid 12, 105 Reykjavik, Iceland. Our agent for service of process in the United States is Corporation Service Company, 19 West 44th Street, Suite 201, New York, NY 10036. The Company’s legal advisers are as follows: in the PRC: Tian Yuan Law Firm, Suite 509, Tower A, Corporate Square, 35 Financial Street, Xicheng District, Beijing, 100032 China; in the Cayman Islands: Ogier (Cayman) LLP, 89 Nexus Way, Camana Bay, Grand Cayman, Cayman Islands KY1-9009; and in the United States: Davidoff Hutcher & Citron LLP, 605 Third Avenue, New York, New York 10158. Our Auditors are: Audit Alliance, LLP, 20 Maxwell Road #11-09, Maxwell House, Singapore 069113, see “Experts.” Investors should contact us for any inquiries through the address and telephone number of our principal executive offices.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all other information contained in this prospectus, including the matters discussed under the heading “Forward-Looking Statements” before you decide to invest in our Ordinary Shares. The Company may be subject to various legal and operational risks as a result of its previously being a China-based Issuer with substantial amounts of the Company’s operations previously in China and Hong Kong. The legal and regulatory environment in China is in many respects different from the United States. These risks and others could result in a material change in the value of our securities and/or significantly limit or completely limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. If any of the following risks, or any other risks and uncertainties that are not presently foreseeable to us, actually occur, our business, financial condition, results of operations, liquidity and our future growth prospects could be materially and adversely affected.

General Risks

We have a history of operating losses, and we may not be able to sustain profitability; we have recently shifted our digital assets business, and we may not be continuously successful in this business.

We experienced profitability from our continuing bitcoin mining operations in 2021. However, as a result of the decline in value of bitcoin and the corresponding decline in revenue from digital assets mining, we recognized a net loss of $105,296,603 for the year ended December 31, 2022, which included a $24,654,267 impairment of digital assets and a $50,038,650 impairment of property and equipment. We recognized a net loss of $11,869,453 for the nine months ended September 30, 2023, representing a change of $24.7 million from a net loss of $36.6 million for the nine months ended September 30, 2022. We may continue to incur losses and may have additional impairment of digital assets, as we continue to work to shift and grow our digital assets business. Our operations are focused on our bitcoin mining business located at our bitcoin mining facilities in the United States, Canada and Iceland, as well as our Ethereum staking operations. Our current business, including our growth strategy for our business, involves an industry that is itself new and constantly evolving and is subject risks, many of which are discussed below. See “Digital Assets Related Risks” below.

Our results of operations may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our results of operations, including the levels of our net revenues, expenses, net loss and other key metrics, may vary significantly in the future due to a variety of factors, some of which are outside of our control, and period-to-period comparisons of our operating results may not be meaningful, especially given our limited bitcoin mining operating history. We terminated all bitcoin mining operations in China in June 2021. Our results of operations for the year ended December 31, 2022 were adversely affected by the material decrease in bitcoins mined, including, in part, due to the need to migrate and replace a portion of our miners. We have migrated all miners to the United States by the end of November 2021 and expected to have had them and any newly purchased miners operational by year end 2022. However, as a result of adverse factors described below, there can be no assurance we will again achieve the level of profitability we experienced in late 2020 or the first quarter of 2021.

The results for any one quarter are not necessarily an indication of future performance. Fluctuations in quarterly results may adversely affect the market price of our Ordinary Shares. Factors that may cause fluctuations in our annual financial results include:

●	the amount and timing of operating expenses related to our new business operations and infrastructure;

●	fluctuations in the price of digital assets; and

●	general economic, industry and market conditions.

We may acquire other businesses, form joint ventures or acquire other companies or businesses that could negatively affect our operating results, dilute our shareholders’ ownership, increase our debt or cause us to incur significant expense; notwithstanding the foregoing, our growth may depend on our success in uncovering and completing such transactions.

We seek to enter digital assets mining related businesses around the globe. However, we cannot offer any assurance that acquisitions of businesses, assets and/or entering into strategic alliances or joint ventures will be successful. We may not be able to find suitable partners or acquisition candidates and may not be able to complete such transactions on favorable terms, if at all. If we make any acquisitions, we may not be able to integrate these acquisitions successfully into our existing infrastructure. In addition, in the event we acquire any existing businesses we could assume unknown or contingent liabilities.

Any future acquisitions also could result in the issuance of shares, incurrence of debt, contingent liabilities or future write-offs of intangible assets or goodwill, any of which could have a negative impact on our cash flows, financial condition and results of operations. Integration of an acquired company may also disrupt ongoing operations and require management resources that otherwise would be focused on developing and expanding our existing business. We may experience losses related to potential investments in other companies, which could harm our financial condition and results of operations. Further, we may not realize the anticipated benefits of any acquisition, strategic alliance or joint venture if such investments do not materialize.

To finance any acquisitions or joint ventures, we may choose to issue Ordinary Shares, preferred shares or a combination of debt and equity as consideration, which could significantly dilute the ownership of our existing shareholders or provide rights to such preferred shareholders in priority over our Ordinary Shareholders. Additional funds may not be available on terms that are favorable to us, or at all. If the price of our Ordinary Shares is low or volatile, we may not be able to acquire other companies or fund a joint venture project using shares as consideration.

Our new services and changes to existing services could fail to attract or retain users or generate revenue and profits, or otherwise adversely affect our business.

Our ability to retain, increase, and engage our user base and to increase our revenue depends heavily on our ability to continue to evolve our existing services and to create successful new services, both independently and in conjunction with developers or other third parties. We may introduce significant changes to our existing services or acquire or introduce new and unproven services, including using technologies with which we have little or no prior development or operating experience. For example, we are making significant investments in artificial intelligence (AI) initiatives, including providing computing capacity to support AI. These efforts, including the introduction of new services or changes to existing services, may result in new or enhanced governmental or regulatory scrutiny, litigation, ethical concerns, or other complications that could adversely affect our business, reputation, or financial results. If our new services fail to engage users or developers, or if our business plans are unsuccessful, we may fail to attract or retain users or to generate sufficient revenue, operating margin, or other value to justify our investments, and our business may be adversely affected.

From time to time we may evaluate and potentially consummate strategic investments, combinations, acquisitions or alliances, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances in the bitcoin mining or other digital assets businesses. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

●	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

●	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

●	difficulties in retaining, training, motivating and integrating key personnel;

●	diversion of management’s time and resources from our normal daily operations;

●	difficulties in successfully incorporating licensed or acquired technology and rights into our businesses;

●	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

●	difficulties in retaining relationships with customers, employees and suppliers of the acquired business;

●	risks of entering markets, in parts of the United States, in which we have limited or no prior experience;

●	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business; assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

●	failure to successfully further develop the acquired technology;

●	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

●	potential disruptions to our ongoing businesses; and

●	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

We may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will achieve market acceptance or prove to be profitable.

The loss of any member of our management team, our inability to execute an effective succession plan, or our inability to attract and retain qualified personnel could adversely affect our business.

Our success and future growth will depend to a significant degree on the skills and services of our management team, including Mr. Sam Tabar, our Chief Executive Officer, and Mr. Erke Huang, our Chief Financial Officer. We will need to continue to grow our management in order to alleviate pressure on our existing team and in order to continue to develop our business. If our management team, including any new hires that we may make, fails to work together effectively and to execute our plans and strategies on a timely basis, our business could be harmed. Furthermore, if we fail to execute an effective contingency or succession plan with the loss of any member of management, the loss of such management personnel may significantly disrupt our business.

The loss of key members of management could inhibit our growth prospects. Our future success also depends in large part on our ability to attract, retain and motivate key management and operating personnel. As we continue to develop and expand our operations, we may require personnel with different skills and experiences, and who have a sound understanding of our business and the bitcoin industry. The market for highly qualified personnel in this industry is very competitive, and we may be unable to attract or retain such personnel. If we are unable to attract or retain such personnel, our business could be harmed.

We incur significant costs and demands upon management and accounting and finance resources as a result of complying with the laws and regulations affecting public companies; if we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements and otherwise make timely and accurate public disclosure could be impaired, which could harm our operating results, our ability to operate our business and our reputation.

As a public reporting company, we are required to, among other things, maintain a system of effective internal control over financial reporting. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. Substantial work will continue to be required to further implement, document, assess, test and remediate our system of internal controls. As of December 31, 2022, our disclosure controls and procedures were not effective and management determined that we did not maintain effective internal control over financial reporting due to certain significant deficiencies and material weaknesses. Management is undertaking actions to remediate the material weaknesses, but there is no assurance they will be remediated this year.

If our internal control over financial reporting or our disclosure controls are not effective, we may be unable to issue our financial statements in a timely manner, we may be unable to obtain the required audit or review of our financial statements by our independent registered public accounting firm in a timely manner or we may be otherwise unable to comply with the periodic reporting requirements of the SEC, our Ordinary Shares listing on Nasdaq could be suspended or terminated and our share price could materially suffer. In addition, we or members of our management could be subject to investigation and sanction by the SEC and other regulatory authorities and to shareholder lawsuits, which could impose significant additional costs on us and divert management attention.

If we cannot maintain our corporate culture as we grow, we could lose the innovation, collaboration and focus that contribute to our business.

We believe that a critical component of our success is our corporate culture, which we believe fosters innovation, encourages teamwork and cultivates creativity. As we continue to grow, we may find it difficult to maintain these valuable aspects of our corporate culture. Any failure to preserve our culture could negatively impact our future success, including our ability to attract and retain employees, encourage innovation and teamwork and effectively focus on and pursue our corporate objectives.

We do not have any business interruption or disruption insurance coverage.

Currently, we do not have any business liability or disruption insurance to cover our operations, other than director’s and officer’s liability insurance. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

If we are unable to successfully continue our digital assets business plan, it would affect our financial and business condition and results of operations.

There are various risks related to execution of our digital assets business plans. These efforts include the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected; and the risk of adverse effects to our business, results of operations and liquidity if past and future undertakings, and the associated changes to our business, do not prove to be cost effective or do not result in the cost savings and other benefits at the levels that we anticipate. The execution of our business plan, and the timing of any related initiatives, are subject to change at any time based on management’s subjective evaluation of our overall business needs. If we are unable to successfully execute our business plan, whether due to failure to realize the anticipated benefits from our business initiatives in the anticipated time frame or otherwise, we may be unable to achieve our financial targets.

Failure to manage our liquidity and cash flows may materially and adversely affect our financial conditions and results of operations. As a result, we may need additional capital, and financing may not be available on terms acceptable to us, or at all.

Since May 20, 2021, we drew down an aggregate of $80 million under the Ionics Purchase Agreement and also raised $80 million of gross proceeds in our September 2021 private placement. We incurred a net loss of $11,869,453 for the nine months ended September 30, 2023. We incurred a net loss of $105,296,603 for the year ended December 31, 2022, which included a $24,654,267 impairment of digital assets and a $50,038,650 impairment of property and equipment. We had negative cash flows from our operating activities of $23,234,474, $8,496,028, $17,351,892 and $971,690 for the nine months ended September 30, 2023, and the years ended December 31, 2022, 2021 and 2020, respectively. Negative cash flow during fiscal year 2022 resulted, in part, from a net loss of approximately $105 million, including $27,829,730 of depreciation of property and equipment and $50,038,650 of impairment of property and equipment. Negative cash flow during fiscal 2021 resulted, in part, from $13,113,964 of depreciation of property and equipment and $20,461,318 of share-based compensation related to restricted share units. We cannot assure you our business model will allow us to continue to generate positive cash, given our substantial expenses in relation to our revenue at this stage of our Company’s development. Our inability to offset our expenses with adequate revenue will adversely affect our liquidity, financial condition and results of operations. Although we have adequate cash on hand and have drawn down on an effective $500 million at the market shelf registration statement and anticipated cash flows from operating activities are expected to be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for the next 12 months, we cannot assure you that will be the case. We expect to need additional cash resources in the future as we wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions in order to implement our business plan. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Our cash balances are held at a number of financial institutions that expose us to their credit risk

We maintain our cash and cash equivalents at financial or other intermediary institutions. The combined account balances at each institution typically exceed FDIC insurance coverage of $250,000 per depositor, and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. At September 30, 2023, substantially all of our cash and cash equivalent balances held at financial institutions exceeded FDIC insured limits. While we did not have any direct exposure to Silicon Valley Bank, Signature Bank, or First Republic, which suffered severe liquidity losses during 2023, if other banks and financial institutions enter receivership or become insolvent in the future in response to financial conditions affecting the banking system and financial markets, our ability, and the ability of our customers, clients and vendors, to access existing cash, cash equivalents and investments, or to access existing or enter into new banking arrangements or facilities, may be threatened and could have a material adverse effect on our business and financial condition.

Digital Assets Related Risks

Our results of operations are expected to be impacted by significant fluctuation of digital asset prices

The price of bitcoin has experienced significant fluctuations over its existence and may continue to fluctuate significantly in the future. Bitcoin prices ranged from approximately $3,792 per coin as of December 31, 2018; $7,220 per coin as of December 31, 2019; $28,922 per coin as of December 31, 2020; to $46,306 per coin as of December 31, 2021, a low of $15,599.05 as of November 21, 2022 and a high of $48,086.84 as of March 28, 2022, and a low of $16,521.13 as of January 1, 2023 and a high of $44,705.52 as of December 26, 2023 according to CoinMarketCap. The price of ETH has likewise experienced significant fluctuation over its existence since we started the ETH staking business in the fourth quarter of 2022. Ethereum prices ranged from a low of $896.11 as of June 18, 2022 and a high of $3,876.79 as of January 4, 2022, and a low of $1,192.89 as of January 1, 2023 and a high of $2,401.76 as of December 9, 2023 according to CoinMarketCap.

We expect our results of operations to continue to be affected by the digital asset prices as most of our revenue has been from bitcoin mining production. As of December 26, 2023, the price of bitcoin has increased to $42,520.40 according to CoinMarketCap. The reductions in the price of bitcoin, during year ended December 31, 2022, had a material and adverse effect on our results of operations and financial condition. We cannot assure you that the bitcoin price will remain high enough to sustain our operation or that the bitcoin price will not decline significantly in the future. Certain of our mining operations are costly and we have not yet powered back on, as it is not economical to do so. Fluctuations in the digital asset prices can have had and are expected to continue to have an immediate impact on the trading price of our Ordinary Shares even before our financial performance is affected, if at all.

Various factors, mostly beyond our control, could impact the bitcoin price. For example, the bankruptcy filings and regulatory proceedings described below, as well as the usage of bitcoins in the retail and commercial marketplace is relatively low in comparison with the usage for speculation, which contributes to bitcoin’s price volatility. Additionally, the reward for bitcoin mining will decline over time, with the last halving event occurred in May 2020 and next one to occur in or about April 2024, which may further contribute to bitcoin price volatility.

Our operating results have and will significantly fluctuate due to the highly volatile nature of digital assets.

All of our sources of revenue are dependent on digital assets and the broader crypto-economy. Due to the highly volatile nature and the prices of digital assets, our operating results have, and will continue to, fluctuate significantly from quarter to quarter in accordance with market sentiments and movements in the broader digital assets economy. Our operating results will continue to fluctuate significantly as a result of a variety of factors, many of which are unpredictable and in certain instances are outside of our control, including, but not limited to:

●	our ability to continue to mine bitcoin and acceptance of digital assets as a result of reputational harm from bankruptcies and regulatory proceedings;

●	changes in the legislative or regulatory environment, or actions by governments or regulators, including fines, orders, or consent decrees;

●	regulatory changes that impact our ability to mine various digital assets;

●	our ability to diversify and grow our business;

●	investments we make in the development of our business as well as technology offered to our industry partners and sales and marketing;

●	mining new digital assets in compliance with the Federal securities laws and other compliance regulations;

●	macroeconomic conditions;

●	adverse legal proceedings or regulatory enforcement actions, judgments, settlements, or other legal proceeding and enforcement-related costs;

●	increases in operating expenses that we expect to incur to grow and expand our operations and to remain competitive;

●	breaches of security or privacy;

●	our ability to attract and retain talent; and

●	our ability to compete with our competitors.

As a result of these factors, it is difficult for us to forecast growth trends accurately and our business and future prospects are difficult to evaluate, particularly in the short term. In view of the rapidly evolving nature of our business and the digital assets industry, period-to-period comparisons of our operating results may not be meaningful, and you should not rely upon them as an indication of future performance. Quarterly and annual expenses reflected in our financial statements may be significantly different from historical or projected rates. Our operating results in one or more future quarters may fall below the expectations of securities analysts and investors. As a result, the trading price of our Ordinary Shares may increase or decrease significantly.

Our future success continues to depend, in part, upon the value of bitcoin, which the value of bitcoin may be subject to pricing risk and has historically been subject to wide swings.

Our operating results continue to depend, in part, upon the value of bitcoin. Specifically, our revenues from our bitcoin mining operations are principally based upon two factors: (1) the number of bitcoin rewards we successfully mine and (2) the value of bitcoin. We also receive transaction fees paid in bitcoin by participants who initiated transactions associated with new blocks that we mine. In addition, our operating results are directly impacted by changes in the value of bitcoin, because under the value measurement model, both realized and unrealized changes are reflected in our statement of operations (i.e., we will be marking bitcoin to fair value each quarter). This means that our operating results are subject to swings based upon increases or decreases in the value of bitcoin. Furthermore, our strategy has focused primarily on bitcoin (as opposed to other digital assets). Further, our current application-specific integrated circuit (“ASIC”) machines (which we refer to as “miners”) are principally utilized for mining bitcoin and bitcoin cash and cannot mine other digital assets, such as ETH, that are not mined utilizing the “SHA-256 algorithm.” If other digital assets were to achieve acceptance at the expense of bitcoin or bitcoin cash (a variant form of bitcoin created in 2017 by a hard fork of the bitcoin blockchain) causing the value of bitcoin or bitcoin cash to decline, or if bitcoin were to switch its proof of work algorithm from SHA-256 to another algorithm for which our miners are not specialized, or the value of bitcoin or bitcoin cash were to decline for other reasons, particularly if such decline were significant or over an extended period of time, our operating results would be adversely affected, and there could be a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations, and harm investors.

Bitcoin and other digital asset prices, which have historically been volatile and are impacted by a variety of factors (including those discussed in the previous risk factor), are determined primarily using data from various exchanges, over-the-counter markets and derivative platforms. As described above, the digital assets industry has been negatively affected by recent bankruptcies. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of digital assets, or our share price, inflating and making their market prices more volatile or creating “bubble” type risks for both bitcoin and our Ordinary Shares.

Unfavorable Digital Asset Market Conditions

The prices of digital assets, including bitcoin, have experienced substantial volatility, as described above. During the year 2022, a number of companies in the digital assets industry have declared bankruptcy, including Core Scientific, Celsius Network, Voyager Digital Ltd., Three Arrows Capital, BlockFi, and FTX Trading Ltd. (“FTX”) and concerning us, Compute North, as described in the following risk factor. Such bankruptcies have contributed, at least in part, to further price decreases in bitcoin and other digital assets, a loss of confidence in the participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. The bankruptcies also led to various SEC and criminal enforcement proceedings. All of the foregoing has had a macro decline in the price of securities of digital asset companies, including ours.

Other than Compute North, we have not been directly impacted by any of the recent bankruptcies in the digital asset space, as we have no contractual privity or relationship to the relevant parties. The Company relocated its miners out of Compute North’s facilities to those hosted by Blockfusion and Coinmint in New York State. However, termination of the Master Agreement with Compute North had an adverse effect on the Company’s business and financial condition.  We are dependent on the overall digital assets industry, and such recent events have contributed, at least in part, to our and our peers stock price as well as the price of bitcoin. If the liquidity of the digital assets markets continues to be negatively impacted, digital asset prices (including the price of bitcoin) may continue to experience significant volatility and confidence in the digital asset markets may be further undermined. A perceived lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to business failure, hackers or malware, government-mandated regulation, or fraud, may reduce confidence in digital asset networks and result in greater volatility in digital asset values. Any of these events may adversely affect our operations and results of operations and, consequently, an investment in us.

We may be unable to raise additional capital needed to grow our business.

We have operated and expect to continue to operate at a loss at least in the near term, if bitcoin prices decline further, or until we are able to profitably stake ETH. In addition, we expect to need to raise additional capital to expand our operations, pursue our growth strategies and to respond to competitive pressures or working capital requirements. While we have an effective $500,000,000 at the market shelf registration statement, we may not be able to obtain additional debt or equity financing on favorable terms, which could impair our growth and adversely affect our existing operations. The global economy, including credit and financial markets, has experienced extreme volatility and disruptions, including diminished credit availability, rising interest and inflation rates, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. Such macroeconomic conditions could also make it more difficult for us to incur additional debt or obtain equity financing. Further, the digital assets industry has been negatively impacted by recent event such as the bankruptcies described in the prior risk factor above and the criminal proceedings brought against FTX Trading Ltd. and Binace US. In response to these events, the digital asset markets, including the market for bitcoin and ETH specifically, have experienced extreme price volatility and several other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital assets markets. In light of conditions impacting our industry, it may be more difficult for us to obtain equity or debt financing in the future.

If we raise additional equity financing, our shareholders may experience significant dilution of their ownership interests, and the per share value of our Ordinary Shares could decline. Furthermore, if we engage in debt financing, of which we have no present intention, the holders of debt likely would have priority over the holders of our Ordinary Shares on order of payment preference. We may be required to accept terms that restrict our ability to incur additional indebtedness, take other actions including accepting terms that require us to maintain specified liquidity or other ratios that could otherwise not be in the interests of our shareholders.

The impact of government responses to mining activity is uncertain.

Because of environmental-impact concerns related to the potential high demand for electricity to support digital asset mining activity, political concerns, and for other reasons, we may be required to cease mining operations in certain locations in the world without much or any prior notice by a national or local government’s formal or informal requirement or because of the anticipation of an impending requirement. For example, the Chinese government has required the mining of digital assets to be discontinued on very short notice in 2021. We had already migrated our bitcoin mining assets out of China to North America by September 2021; however, in light of the Chinese government’s actions, it still had had a material adverse effect on our operations in 2021.

Such government action had a negative impact not only on the value of existing miners owned by us but also on our ability to dispose of obsolete miners and to purchase new miners and the prices to acquire the same. Such government action also had a significant impact on the price of bitcoin, including an increase in the volatility of the price (both up and down) of bitcoin and the price and value of miners owned by us (both up and down). These events had a negative impact on our earnings in 2022 and 2023.

Our mining operating costs outpace our mining revenues, which could seriously harm our business or increase our losses.

Our mining operations are costly, and our expenses may increase in the future. We intend to use funds on hand and from shares sold under an effective registration statement to continue to purchase bitcoin mining machines if our operating costs are lower than the value of bitcoin. This expense increase may not be offset by a corresponding increase in revenue. Our expenses may be greater than we anticipate, and our investments to make our business more efficient may not succeed and may outpace monetization efforts. Increases in our costs without a corresponding increase in our revenue would increase our losses and could seriously harm our business and financial performance.

We have an evolving business model which is subject to various uncertainties.

As digital assets may become more widely available, we expect the services and products associated with them to evolve. In order to stay current with the industry, our business model requires us to evolve as well. From time to time, we have modified and will continue to modify aspects of our business model relating to our strategy. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to our business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results. Further, we cannot provide any assurance that we will successfully identify all emerging trends and growth opportunities in this business sector, and we may lose out on those opportunities. Such circumstances could have a material adverse effect on our business, prospects or operations.

The properties included in our mining network may experience damage, including damage that is not covered by insurance.

As of September 30, 2023, our mining operations in the states of Texas, Kentucky and New York in the United States and in Canada and Iceland are, and any future mining sites we may establish will be, subject to a variety of risks relating to physical condition and operation, including, but not limited to:

●	the presence of construction or repair defects or other structural or building damage;

●	any noncompliance with or liabilities under applicable environmental, health or safety regulations or requirements or building permit requirements;

●	any damage resulting from natural disasters, such as hurricanes, earthquakes, fires, floods and windstorms; and

●	claims by employees and others for injuries sustained at our properties.

For example, our mines could be rendered inoperable, temporarily or permanently, as a result of a fire or other natural disaster, the coronavirus or another pandemic, or by a terrorist or other attack. The security and other measures we take to protect against these risks may not be sufficient. Additionally, our mines could be materially adversely affected by a power outage or loss of access to the electrical grid or loss by the grid of cost- effective sources of electrical power generating capacity. Given the power requirements of our mines, it would not be feasible to run miners on back- up power generators in the event of a power outage. We do not have any insurance to cover the replacement cost of any lost or damaged miners, or any interruption of our mining activities. In the event of an uninsured loss, such mines may not be adequately repaired in a timely manner or at all, and we may lose some or all of the future revenues anticipated to be derived from such mines.

From time to time, our service providers have been unable to supply sufficient electric power for us to operate our miners, which has adversely affected our operations, causing us to relocate some or all of our miners to an alternative facility, which may have a less advantageous cost structure and our business and results of operations may suffer as a result.

We made a significant capital investment in purchasing second-hand miners in order to implement them rapidly to mine bitcoin at prices advantageous to us. Management believes, based on its knowledge of the industry, that the Hosting Agreements provided many advantages as opposed to other alternative arrangements. However, we have since been required to deploy or move our miners from their current hosting service providers to other mining facilities, and we may be forced to accept less advantageous terms. Further, during relocation to a new mining facility, we will not be able to operate our miners and therefore we will not be able to generate revenue.

From May until September 2022, power was offline at the Niagara Falls, New York facility hosted by BlockFusion, due to an explosion and subsequent fire. We have estimated the loss of revenue at the Blockfusion site through September 13, 2022 to be approximately $3,200,000. Our methodology is based on the historical rate for those impacted miners and the average bitcoin and ETH earned during the above period. Shortly after power was restored, the Company and BlockFusion received a notice from the City of Niagara Falls, New York directing BlockFusion to cease and desist its cryptocurrency mining activities at Blockfusion’s Niagara Falls facility. We relocated our miners from Blockfusion facilities to Digihost, Soluna and Bitdeer after our service agreement with Blockfusion ended in September 2023.  The loss of power at Blockfusion facilities has had a material adverse effect on our operations.

During the same time, a portion of our miners were offline and power has only been partially used  at our hosting partner Digihost’s facility at North Tonawanda, New York. Based on the historical miner model hosted by Digihost, we calculated our loss at Digihost (based on a hash rate of 60 TH/s and power consumption of 3000W) to be non-material in 2022. We have not yet powered on these miners at the Digihost facilities in 2023, as it is not currently economical to do so.

As a result of the bankruptcy filing by Compute North on September 22, 2022, as described above, we have experienced service disruptions.

If we are unable to secure sufficient power supply from the current hosting service providers, or if the current hosting service providers are unable to supply sufficient electric power, we may be forced to seek out alternative mining facilities. Should this occur, our operations may be disrupted, which may have a material adverse effect on our operations.

If our Hosting Agreements with the current hosting service providers in the U.S. and Canada are terminated, we may be forced to seek a replacement facility to operate our miners on acceptable terms; should this occur, our operations may be disrupted, which may have a material adverse effect on our operations.

Relocating our miners, as we did to migrate from China and from Compute North and Core Scientific facilities and Blockfusion facilities, required us to incur costs to transition to a new facility including, but not limited to, transportation expenses and insurance, downtime while we are unable to mine, legal fees to negotiate the new lease, de-installation at our current facility and, ultimately, installation at any new facility we identify. These costs may be substantial, and we cannot guarantee that we will be successful in transitioning our miners to a new facility. Since we are required to move our miners, our business may suffer, and our results of operations would be expected to be materially adversely affected.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in digital assets is subject to a variety of factors that are difficult to evaluate.

The use of digital assets to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs bitcoin assets based upon a computer-generated mathematical and/or cryptographic protocol. Large-scale acceptance of digital assets as a means of payment has not, and may never, occur. The growth of this industry in general, and the use of bitcoin, in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur unpredictably. The factors include, but are not limited to:

●	continued worldwide growth in the adoption and use of digital assets as a medium to exchange;

●	governmental and quasi-governmental regulation of digital assets and their use, or restrictions on or regulation of access to and operation of the network or similar bitcoin systems;

●	changes in consumer demographics and public tastes and preferences;

●	the maintenance and development of the open-source software protocol of the network;

●	the increased consolidation of contributors to the bitcoin blockchain through mining pools;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

●	the use of the networks supporting digital assets for developing smart contracts and distributed applications;

●	general economic conditions and the regulatory environment relating to digital assets; and

●	negative consumer sentiment and perception of bitcoin specifically and digital assets generally.

The outcome of these factors could have negative effects on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations as well as potentially negative effect on the value of any bitcoin or other digital assets we mine or otherwise acquire or hold for our own account, which would harm investors in our securities.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in cryptocurrency-related activities or that accept digital assets as payment, including financial institutions of investors in our securities.

A number of companies that engage in bitcoin and/or other bitcoin-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. This is particularly true as a result of recent bank failures, which were connected to cryptocurrency activities. Similarly, a number of companies and individuals or businesses associated with digital assets may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action, particularly in China, where regulatory response to digital assets has been to exclude their use for ordinary consumer transactions within its jurisdiction.

Subject to such restrictions, we also may be unable to obtain or maintain these services for our business. The difficulty that many businesses in our industry and in related industries have and may continue to have in finding banks and financial institutions willing to provide them services may now, and in the future, decrease the usefulness of digital assets as a payment system, harm public perception of digital assets and decrease their usefulness.

The usefulness of digital assets as a payment system and the public perception of digital assets could be damaged if banks or financial institutions were to close the accounts of businesses engaging in bitcoin and/or other bitcoin-related activities. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and derivatives on commodities exchanges, the over-the-counter market, and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could negatively affect our relationships with financial institutions and impede our ability to convert digital assets to fiat currencies. Such factors could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and harm investors.

Cyberattacks and security breaches of our system, or those impacting our third parties, could adversely impact our brand and reputation and our business, operating results, and financial condition.

Our business involves the collection, storage, processing, and transmission of confidential information, employee, service provider, and other personal data. We have built our system on the premise that we maintain a secure way to secure, store, and transact in digital assets. As a result, any actual or perceived security breach of us or our third-party partners may:

●	harm our reputation and brand;

●	result in our systems or services being unavailable and interrupt our operations;

●	result in improper disclosure of data and violations of applicable privacy and other laws;

●	result in significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, and financial exposure;

●	cause us to incur significant remediation costs;

●	lead to theft or irretrievable loss of our fiat currencies or digital assets;

●	divert the attention of management from the operation of our business; and

●	adversely affect our business and operating results.

Further, any actual or perceived breach or cybersecurity attack directed at other financial institutions or digital asset companies, whether or not we are directly impacted, could lead to a general loss of customer confidence in the digital asset industry or in the use of technology to conduct financial transactions, which could negatively impact us, including the market perception of the effectiveness of our security measures and technology infrastructure.

An increasing number of organizations, including large merchants, businesses, technology companies, and financial institutions, as well as government institutions, have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks, including on their websites, mobile applications, and infrastructure.

Attacks upon systems across a variety of industries, including the digital asset industry, are increasing in their frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded, and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper, or illegal access to systems and information (including customers’ personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. Certain types of cyberattacks could harm us even if our systems are left undisturbed. For example, attacks may be designed to deceive employees and service providers into releasing control of our systems to a hacker, while others may aim to introduce computer viruses or malware into our systems with a view to stealing confidential or proprietary data. Additionally, certain threats are designed to remain dormant or undetectable until launched against a target and we may not be able to implement adequate preventative measures.

Although we have developed systems and processes designed to protect the data we manage, prevent data loss and other security breaches, effectively respond to known and potential risks, and expect to continue to expend significant resources to bolster these protections, there can be no assurance that these security measures will provide absolute security or prevent breaches or attacks. We have   experienced from time to time, and may experience in the future, breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities, or other irregularities. Unauthorized parties have attempted, and we expect that they will continue to attempt, to gain access to our systems and facilities, as well as those of our customers, partners, and third-party service providers, through various means, including hacking, social engineering, phishing, and attempting to fraudulently induce individuals (including employees, service providers, and our customers) into disclosing usernames, passwords, payment card information, or other sensitive information, which may, in turn, be used to access our information technology systems and our digital assets. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. Certain threat actors may be supported by significant financial and technological resources, making them even more sophisticated and difficult to detect. As a result, our costs and the resources we devote to protecting against these advanced threats and their consequences may continue to increase over time.

The impact of geopolitical and economic events on the supply and demand for digital assets is uncertain.

Geopolitical crises may motivate large-scale purchases of bitcoin and other digital assets, which could increase the price of bitcoin and other digital assets rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior dissipates, adversely affecting the value of our inventory following such downward adjustment. Such risks are similar to the risks of purchasing commodities in general uncertain times, such as the risk of purchasing, holding or selling gold. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturn may discourage investment in digital assets as investors focus their investment on less volatile asset classes as a means of hedging their investment risk.

As an alternative to fiat currencies that are backed by central governments, digital assets, which are relatively new, are subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is largely uncertain, but could be harmful to us and investors in our Ordinary Shares. Political or economic crises, including recent bank failures, may motivate large-scale acquisitions or sales of digital assets either globally or locally. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or any other digital assets we mine or otherwise acquire or hold for our own account.

Acceptance and/or widespread use of bitcoin is uncertain.

Currently, there is a relatively limited use of any bitcoin in the retail and commercial marketplace, thus contributing to price volatility that could adversely affect an investment in our securities. Banks and other established financial institutions may refuse to process funds for bitcoin transactions, process wire transfers to or from bitcoin exchanges, bitcoin-related companies or service providers, or maintain accounts for persons or entities transacting in bitcoin. Conversely, a significant portion of bitcoin demand is generated by investors seeking a long-term store of value or speculators seeking to profit from the short- or long-term holding of the asset. Price volatility undermines any bitcoin’s role as a medium of exchange, as retailers are much less likely to accept it as a form of payment. Market capitalization for a bitcoin as a medium of exchange and payment method may always be low.

The relative lack of acceptance of bitcoins in the retail and commercial marketplace, or a reduction of such use, limits the ability of end users to use them to pay for goods and services. Such lack of acceptance or decline in acceptances could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of bitcoins we mine or otherwise acquire or hold for our own account.

Transactional fees may decrease demand for bitcoin and prevent expansion.

Currently, miners receive both rewards of new bitcoin and transaction fees paid in bitcoin by persons engaging in bitcoin transactions on the bitcoin blockchain for being the first to solve bitcoin blocks. As the number of bitcoins currency rewards awarded for solving a block in a blockchain decreases, the incentive for miners to continue to contribute to the bitcoin network may transition from a set reward and transaction fees to solely transaction fees. This transition could be accomplished by miners independently electing to record in the blocks they solve only those transactions that include payment of the highest transaction fees. If transaction fees paid for bitcoin transactions become too high, the marketplace may be reluctant to accept bitcoin as a means of payment and existing users may be motivated to switch from bitcoin to another digital asset or to fiat currency. Either the requirement from miners of higher transaction fees in exchange for recording transactions in a blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for bitcoin and prevent the expansion of the bitcoin network to retail merchants and commercial businesses, resulting in a reduction in the price of bitcoin that could adversely impact an investment in our securities. Decreased use of and demand for bitcoin may adversely affect its value and result in a reduction in the price of bitcoin and, consequently, the value of our Ordinary Shares.

The decentralized nature of the governance of bitcoin systems may lead to ineffective decision making that slows development or prevents a network from overcoming emergent obstacles. Governance of many bitcoin systems is by voluntary consensus and open competition with no clear leadership structure or authority. To the extent lack of clarity in corporate governance of bitcoin systems leads to ineffective decision making that slows development and growth of such digital assets, the value of our Ordinary Shares may be adversely affected.

There is a lack of liquid markets for digital assets, and blockchain/bitcoin-based assets are susceptible to potential manipulation.

Digital assets that are represented and trade on a ledger-based platform may not necessarily benefit from viable trading markets. Stock exchanges have listing requirements and vet issuers; requiring them to be subjected to rigorous listing standards and rules and monitor investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. As described above under “Unfavorable Digital Asset Market Conditions,” recent bankruptcies in the digital assets industry involved platforms which were not publicly listed without regulatory supervision. The laxer a distributed ledger platform is about vetting issuers of bitcoin assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of the ledger due to a control event. These factors may decrease liquidity or volume or may otherwise increase volatility of investment securities or other assets trading on a ledger-based system, which may adversely affect us. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other digital assets we mine or otherwise acquire or hold for our own account and harm investors.

Our operations, investment strategies and profitability may be adversely affected by competition from other methods of investing in digital assets.

We compete with other users and/or companies that are mining digital assets and other potential financial vehicles, including securities backed by or linked to digital assets through entities similar to us. Market and financial conditions, and other conditions beyond our control, may make it more attractive to invest in other financial vehicles, or to invest in digital assets directly, which could limit the market for our shares and reduce their liquidity. The emergence of other financial vehicles and exchange-traded funds have been scrutinized by regulators and such scrutiny and the negative impressions or conclusions resulting from such scrutiny could be applicable to us and impact our ability to successfully pursue our business strategy or operate at all, or to maintain a public market for our securities. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other digital assets we mine or otherwise acquire or hold for our own account, and harm investors.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or other alternatives.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or an alternative to distributed ledgers altogether. Our business utilizes presently existent digital ledgers and blockchains and we could face difficulty adapting to emergent digital ledgers, blockchains, or alternatives thereto. This may adversely affect us and our exposure to various blockchain technologies and prevent us from realizing the anticipated profits from our investments. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other digital assets we mine or otherwise acquire or hold for our own account, and harm investors.

Our digital assets may be subject to loss, theft or restriction on access.

There is a risk that some or all of our digital assets, including bitcoin, ETH, liquid staking tokens and/or USD Coin could be lost, stolen or destroyed. Digital assets are stored in platforms commonly referred to as “wallets” by holders of bitcoins which may be accessed to exchange a holder’s bitcoin assets. Access to our digital assets could also be restricted by cybercrime (such as a denial-of-service attack) against a service at which we maintain a hosted hot wallet. We believe that our digital assets will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal our digital assets. See Risk Factor “Cyberattacks and security breaches of our system, or those impacting our third parties, could adversely impact our brand and reputation and our business, operating results, and financial condition.” A hot wallet refers to any bitcoin wallet that is connected to the Internet. Generally, hot wallets are easier to set up and access than wallets in cold storage, but they are also more susceptible to hackers and other technical vulnerabilities. Cold storage refers to any bitcoin wallet that is not connected to the Internet. Cold storage is generally more secure from external attack than hot storage but is not ideal for quick or regular transactions and we may experience lag time in our ability to respond to market fluctuations in the price of our bitcoin assets. Moreover, cold storage may increase the risk of internal theft or malfeasance. We hold our digital assets in hot and cold wallets through third party custodians to reduce the risk of external malfeasance, but the risk of loss of our bitcoin assets cannot be wholly eliminated. If any of our bitcoin were lost or stolen, it is unlikely that we would ever be able to recover such bitcoin.

In addition, the Company participates in the Foundry USA Mining Pool (“Foundry”). Foundry is a mining pool operator which provides the Company with a digital currency mining pool. While Foundry does not provide wallet or custodial services, it deposits bitcoin rewards to our custodian wallet addresses. Accordingly, the risk of loss or theft of digital assets when Foundry transfers bitcoin rewards in a custodian account is no different than any other transfer from one wallet to another.

Hackers or malicious actors may launch attacks to steal, compromise or secure digital assets, such as by attacking the digital asset network source code, exchange miners, third-party platforms, cold and hot storage locations or software, our general computer systems or networks, or by other means. We cannot guarantee that we will prevent loss, damage or theft, whether caused intentionally, accidentally or by act of God. Access to our digital assets could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). We may be in control and possession of one of the more substantial holdings of digital assets. As we increase in size, we may become a more appealing target of hackers, malware, cyber-attacks or other security threats. Any of these events may adversely affect our operations and, consequently, our investments and profitability. The loss or destruction of a private key required to access our digital wallets may be irreversible and we may be denied access for all time to our digital asset holdings held in those compromised wallets. Our loss of access to our private keys or our experience of a data loss relating to our digital wallets could adversely affect our investments and assets.

Digital assets are controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet’s public key or address is reflected in the network’s public blockchain. We will publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets. To the extent such private keys are lost, destroyed or otherwise compromised, we will be unable to access our bitcoin rewards and such private keys may not be capable of being restored by any network. Any loss of private keys relating to digital wallets used to store our digital assets could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other digital assets we mine or otherwise acquire or hold for our own account.

It is possible that, through computer or human error, theft or criminal action, our digital assets could be transferred in incorrect amounts or to unauthorized third parties or accounts. In general, digital asset transactions are irrevocable, and stolen or incorrectly transferred digital assets may be irretrievable, and we may have extremely limited or no effective means of recovering such digital assets.

We safeguard and keep private our digital assets, including the bitcoin that we mine, by utilizing storage solutions provided by Cactus Custody and Fireblocks (see “Prospectus Summary – Custodian Accounts”), which requires multi-factor authentication. While we are confident in the security of our digital assets held by Cactus Custody and Fireblocks, given the broader market conditions, there can be no assurance that other digital asset market participants, including Cactus Custody and Fireblocks as our custodian, will not ultimately be impacted. We continue to monitor the digital assets industry as a whole, although it is not possible at this time to predict all of the risks stemming from these events that may result to us, our service providers, our counterparties, and the broader industry as a whole.

We may suffer significant and adverse effects due to hacking or one or more adverse software events.

In order to minimize risk, we have established processes to manage wallets that are associated with our bitcoin holdings. There can be no assurances that any processes we have adopted or will adopt in the future are or will be secure or effective, and we would suffer significant and immediate adverse effects if we suffered a loss of our bitcoin due to an adverse software or cybersecurity event. We utilize several layers of threat reduction techniques, including: (i) the use of hardware wallets to store sensitive private key information; (ii) performance of transactions offline; and (iii) offline generation storage and use of private keys.

The Company is evaluating several third-party custodian wallet alternatives, but there can be no assurance that such services will be more secure than those the Company presently employs. Human error and the constantly evolving state of cybercrime and hacking techniques may render present security protocols and procedures ineffective in ways which we cannot predict. If our security procedures and protocols are ineffectual and our digital assets are compromised by cybercriminals, we may not have adequate recourse to recover our losses stemming from such compromise and we may lose much of the accumulated value of our bitcoin mining activities. This would have a material adverse impact on our business and operations.

Incorrect or fraudulent bitcoin transactions may be irreversible.

Bitcoin transactions are irrevocable and stolen or incorrectly transferred digital assets may be irretrievable. As a result, any incorrectly executed or fraudulent bitcoin transactions could adversely affect our investments and assets.

Bitcoin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the digital assets from the transaction. In theory, bitcoin transactions may be reversible with the control or consent of a majority of processing power on the network, however, we do not now, nor is it feasible that we could in the future, possess sufficient processing power to affect this reversal. Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of a bitcoin or a theft thereof generally will not be reversible, and we may not have sufficient recourse to recover our losses from any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, our bitcoin rewards could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Further, according to the SEC, at this time, there is no specifically enumerated U.S. or foreign governmental, regulatory, investigative or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen bitcoin. We are, therefore, presently reliant on existing private investigative entities, such as Chainanalysis and Kroll, to investigate any potential loss of our bitcoin assets. These third-party service providers rely on data analysis and compliance of ISPs with traditional court orders to reveal information such as the IP addresses of any attackers who may have targeted us. To the extent that we are unable to recover our losses from such action, error or theft, such events could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations of and potentially the value of any bitcoin or other digital assets we mine or otherwise acquire or hold for our own account.

Our reliance primarily on a few models of miners may subject our operations to increased risk of mining failure.

The performance and reliability of our miners and our technology is critical to our reputation and our operations. Because we currently use MicroBT and Bitmain miners, if there are issues with those machines, our entire system could be affected. Any system error or failure may significantly delay response times or even cause our system to fail. Any disruption in our ability to continue mining could result in lower yields and harm our reputation and business. Any exploitable weakness, flaw, or error common to MicroBT and Bitmain miners affects all our miners, and if a defect other flaw is exploited, our entire mining operations could go offline simultaneously. Any interruption, delay or system failure could result in financial losses, a decrease in the trading price of our Ordinary Shares and/or damage to our reputation.

The Company’s reliance on a third-party mining pool service provider for our mining revenue payouts may have a negative impact on the Company’s operations.

We use third–party mining pools to receive our mining rewards from the network. Mining pools allow miners to combine their processing power, increasing their chances of solving a block and getting paid by the network. The rewards are distributed by the pool operator, proportionally to our contribution to the pool’s overall mining power, used to generate each block. Should the pool operator’s system suffer downtime due to a cyberattack, software malfunction or other similar issues, it will negatively impact our ability to mine and receive revenue. Furthermore, we are dependent on the accuracy of the mining pool operator’s record keeping to accurately record the total processing power provided to the pool for a given bitcoin mining application in order to assess the proportion of that total processing power we provided. While we have internal methods of tracking both our power provided and the total used by the pool, the mining pool operator uses its own record-keeping to determine our proportion of a given reward. We have little means of recourse against the mining pool operator if we determine the proportion of the reward paid out to us by the mining pool operator is incorrect, other than leaving the pool. If we are unable to consistently obtain accurate proportionate rewards from our mining pool operators, we may experience reduced reward for our efforts, which would have an adverse effect on our business and operations.

The limited rights of legal recourse available to us and our lack of insurance protection for risk of loss of our digital assets exposes us and our shareholders to the risk of loss of our digital assets for which no person may ultimately be held liable and we may not be able to recover our losses.

The digital assets held by us are not insured. Further, banking institutions will not accept our digital assets and they are therefore not insured by the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”). Therefore, a loss may be suffered with respect to our digital assets which is not covered by insurance and we may not be able to recover any of our carried value in these digital assets if they are lost or stolen or suffer significant and sustained reduction in conversion spot price. If we are not otherwise able to recover damages from a malicious actor in connection with these losses, our business and results of operations may suffer, which may have a material negative impact on our share price.

Currently, we do not have any insurance to cover our digital assets or mining equipment. The market for such insurance is in the early stages and we intend to purchase such insurance in the future. One of our digital asset custodians, Cactus Custody, is self-insured for $4 million plus annual additions. Any uninsured losses may have an adverse effect on our results of operations and/or financial condition.

Digital assets face significant scaling obstacles that can lead to high fees or slow transaction settlement times.

Digital assets face significant scaling obstacles that can lead to high fees or slow transaction settlement times and attempts to increase the volume of transactions may not be effective. Scaling digital assets is essential to the widespread acceptance of digital assets as a means of payment, which widespread acceptance is necessary to the continued growth and development of our business. Many bitcoin networks face significant scaling challenges. For example, digital assets are limited with respect to how many transactions can occur per second. Participants in the bitcoin ecosystem debate potential approaches to increasing the average number of transactions per second that the network can handle and have implemented mechanisms or are researching ways to increase scale, such as increasing the allowable sizes of blocks, and therefore the number of transactions per block, and sharding (a horizontal partition of data in a database or search engine), which would not require every single transaction to be included in every single miner’s or validator’s block. However, there is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of bitcoin transactions will be effective, or how long they will take to become effective, which could adversely affect an investment in our securities.

The price of digital assets may be affected by the sale of such digital assets by other vehicles investing in digital assets or tracking bitcoin markets.

The global market for bitcoin is characterized by supply constraints that differ from those present in the markets for commodities or other assets such as gold and silver. The mathematical protocols under which certain digital assets are mined permit the creation of a limited, predetermined amount of currency, while others have no limit established on total supply. To the extent that other vehicles investing in digital assets or tracking bitcoin markets form and come to represent a significant proportion of the demand for digital assets, large redemptions of the securities of those vehicles and the subsequent sale of digital assets by such vehicles could negatively affect bitcoin prices and therefore affect the value of the bitcoin inventory we hold. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other digital assets we mine or otherwise acquire or hold for our own account.

There are risks related to technological obsolescence, the vulnerability of the global supply chain for bitcoin hardware disruption, and difficulty in obtaining new hardware which may have a negative effect on our business.

Our mining operations can only be successful and ultimately profitable if the costs, including hardware and electricity costs, associated with mining digital assets are lower than the price of a bitcoin. As our mining facility operates, our miners experience ordinary wear and tear, and may also face more significant malfunctions caused by a number of extraneous factors beyond our control. We have purchased second-hand miners from third parties. The degradation of our miners requires us to, over time, replace those miners which are no longer functional. Additionally, as the technology evolves, we are required to acquire newer models of miners to remain competitive in the market. Reports have been released which indicate that miner manufacturers or sellers adjust the prices of their miners according to bitcoin prices, so the cost of new machines is unpredictable but could be extremely high. As a result, at times, we may obtain miners and other hardware from third parties at premium prices, to the extent they are available. This upgrading process requires substantial capital investment, and we may face challenges. Further, the global supply chain for bitcoin miners is presently heavily dependent on China-based manufacturers. In addition, there have been shortages of the semiconductors which are key components in miner production. The global reliance on China as a main supplier of bitcoin miners has been called into question, particularly in the wake of the COVID-19 pandemic. Should similar outbreaks or other disruptions to the China-based global supply chain for bitcoin hardware on the spot market or otherwise occur, we may not be able to obtain adequate replacement parts for our existing miners or to obtain additional miners from the manufacturer or third parties on a timely basis. Such events could have a material adverse effect on our ability to pursue our business strategy, which could have a material adverse effect on our business and the value of our Ordinary Shares.

The bitcoin we mine is subject to halving; the bitcoin reward for successfully uncovering a block will halve several times in the future and bitcoin’s value may not adjust to compensate us for the reduction in the rewards we receive from our mining efforts.

Halving is a process designed to control the overall supply and reduce the risk of inflation in digital assets using a proof-of-work consensus algorithm. At a predetermined block, the mining reward is cut in half, hence the term “halving.” For bitcoin, the reward was initially set at 50 bitcoin currency rewards per block and this was cut in half to 25 in November 28, 2012 at block 210,000 and again to 12.5 on July 9, 2016 at block 420,000. The next halving for bitcoin occurred in May 2020 at block 630,000 when the reward was reduced to 6.25. This reward rate is expected to next halve during April 2024 to 3.125 bitcoin per new block and will continue to halve at approximately four-year intervals until all potential 21 million bitcoin have been mined. If the award of bitcoin rewards for solving blocks and transaction fees are not sufficiently high, we may not have an adequate incentive to continue mining and may cease our mining operations. Halving may result in a reduction in the aggregate hash rate of the bitcoin network as the incentive for miners decreases. Miners ceasing operations would reduce the collective processing power on the network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to a blockchain until the next scheduled adjustment in difficulty for block solutions) and make bitcoin networks more vulnerable to a malicious actor or botnet obtaining control in excess of 50% of the processing power active on a blockchain, potentially permitting such actor or botnet to manipulate a blockchain in a manner that adversely affects the network and our activities. A reduction in confidence in the confirmation process or processing power of the network could result and be irreversible. Such events could have a material adverse effect on our ability to continue to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other digital assets we mine, whether now or in the future, or otherwise acquire or hold for our own account. While bitcoin prices have had a history of price fluctuations around the halving of its bitcoin rewards, there is no guarantee that the price change will be favorable or would compensate for the reduction in mining reward. If a corresponding and proportionate increase in the trading price of bitcoin does not follow these anticipated halving events, the revenue we earn from our mining operations would see a corresponding decrease, which would have a material adverse effect on our business and operations.

The impact of social media and influencers on the price for digital assets is uncertain.

Renowned persons, including social media influencers, may publicly discuss their holdings (or the holdings of companies with which they are affiliated) of bitcoin or their intent to buy or sell large quantities of bitcoin. This may have a dramatic impact on the price of bitcoin, both up and down. At a minimum, these public statements delivered through social media, such as Twitter, may cause the price of bitcoin to experience significant volatility. These episodes could have a material adverse impact on the value of our bitcoin holdings as well as the prices of bitcoin that we may sell.

We may not be able to realize the benefits of forks.

To the extent that a significant majority of users and miners on a bitcoin network install software that changes the bitcoin network or properties of a bitcoin, including the irreversibility of transactions and limitations on the mining of new bitcoin, the bitcoin network would be subject to new protocols and software. However, if less than a significant majority of users and miners on the bitcoin network consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” of the network, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of the bitcoin running in parallel yet lacking interchangeability and necessitating exchange-type transaction to convert currencies between the two forks. Additionally, it may be unclear following a fork which fork represents the original asset and which is the new asset. Different metrics adopted by industry participants to determine which is the original asset include: referring to the wishes of the core developers of bitcoin, blockchains with the greatest amount of hashing power contributed by miners or validators; or blockchains with the longest chain. A fork in the network of a particular bitcoin could adversely affect an investment in our Company or our ability to operate.

We may not be able to realize the economic benefit of a fork, either immediately or ever, which could adversely affect an investment in our securities. If we hold a bitcoin at the time of a hard fork into two digital assets, industry standards would dictate that we would be expected to hold an equivalent amount of the old and new assets following the fork. However, we may not be able, or it may not be practical, to secure or realize the economic benefit of the new asset for various reasons. For instance, we may determine that there is no safe or practical way to custody the new asset, that trying to do so may pose an unacceptable risk to our holdings in the old asset, or that the costs of taking possession and/or maintaining ownership of the new bitcoin exceed the benefits of owning the new bitcoin. Additionally, laws, regulation or other factors may prevent us from benefitting from the new asset even if there is a safe and practical way to custody and secure the new asset.

There is a possibility of bitcoin mining algorithms transitioning to proof of stake validation and other mining related risks, which could make us less competitive and ultimately adversely affect our business and the value of our shares.

The protocol pursuant to which transactions are confirmed automatically on the bitcoin blockchain through mining is known as proof-of-work (or PoW). Proof-of-stake (or PoS) is an alternative method in validating digital asset transactions, such as Ethereum. The shift from a proof-of-work validation method to a PoS method, mining requires less energy and may render any company that maintains advantages in the current climate (for example, from lower priced electricity, processing, real estate, or hosting) less competitive. We, as a result of our efforts to optimize and improve the efficiency of our bitcoin mining operations, may be exposed to the risk in the future of losing the benefit of our capital investments and the competitive advantage we hope to gain from this as a result, and may be negatively impacted by a switch to proof-of-stake validation. This may additionally have an impact on other various investments of ours. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other digital assets we mine or otherwise acquire or hold for our own account.

To the extent that the profit margins of bitcoin mining operations are not high, operators of bitcoin mining operations are more likely to immediately sell bitcoin rewards earned by mining in the market, thereby constraining growth of the price of bitcoin that could adversely impact us, and similar actions could affect other digital assets.

Over the past several years, bitcoin mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation ASIC servers. Currently, new processing power is predominantly added by incorporated and unincorporated “professionalized” mining operations. Professionalized mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. They require the investment of significant capital for the acquisition of this hardware, the leasing of operating space (often in data centers or warehousing facilities), incurring of electricity costs and the employment of technicians to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior miners and have more defined and regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to maintain profit margins on the sale of bitcoin. To the extent the price of bitcoin declines and such profit margin is constrained, professionalized miners are incentivized to more immediately sell bitcoin earned from mining operations, whereas it is believed that individual miners in past years were more likely to hold newly mined bitcoin for more extended periods. The immediate selling of newly mined bitcoin greatly increases the trading volume of bitcoin, creating downward pressure on the market price of bitcoin rewards.

The extent to which the value of bitcoin mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined bitcoin rapidly if it is operating at a low profit margin and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold more rapidly, thereby potentially depressing bitcoin prices. Lower bitcoin prices could result in further tightening of profit margins for professionalized mining operations creating a network effect that may further reduce the price of bitcoin until mining operations with higher operating costs become unprofitable forcing them to reduce mining power or cease mining operations temporarily.

If a malicious actor or botnet obtains control of more than 50% of the processing power on a bitcoin network, or 33% or more share of the Ethereum Validators, such actor or botnet could manipulate blockchains to adversely affect us, which would adversely affect an investment in us or our ability to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining a bitcoin, or the ability to valuate Ethereum transactions, it may be able to alter blockchains on which transactions of bitcoin or 33% or more of ETH reside and rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could control, exclude or modify the ordering of transactions, though it is believed that it could not generate new units or transactions using such control. The malicious actor could “double-spend” its own digital asset (i.e., spend the same digital asset in more than one transaction) and prevent the confirmation of other users’ transactions for as long as it maintained control. To the extent that such malicious actor or botnet yields its control of the processing power on the network or the bitcoin and/or Ethereum communities do not reject the fraudulent blocks as malicious, reversing any changes made to blockchains may not be possible. The foregoing description is not the only means by which the entirety of blockchains or digital assets may be compromised but is only an example.

Although there are no known reports of malicious activity or control of blockchains achieved through controlling over 50% of the processing power on the bitcoin network, it is believed that certain mining pools may have exceeded the 50% threshold in bitcoin. The possible crossing of the 50% threshold for bitcoin or 33% for Ethereum indicates a greater risk that a single mining pool could exert authority over the validation of digital asset transactions. To the extent that the digital asset ecosystem, and the administrators of mining pools, do not act to ensure greater decentralization of digital asset mining processing power, the feasibility of a malicious actor obtaining control of the processing power will increase because the botnet or malicious actor could compromise more than the threshold and thereby gain control of the blockchain, whereas if the blockchain remains decentralized it is inherently more difficult for the botnet of malicious actor to aggregate enough processing power to gain control of the blockchain, which may adversely affect an investment in our Ordinary Shares. Such lack of controls and responses to such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any bitcoin or other digital assets we mine or otherwise acquire or hold for our own account, and harm investors.

We are subject to risks associated with our need for significant electrical power. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours.

The operation of a bitcoin or other digital asset mine can require massive amounts of electrical power. Further, our mining operations can only be successful and ultimately profitable if the costs, including electrical power costs, associated with mining a bitcoin are lower than the price of a bitcoin. As a result, any mine we establish can only be successful if we can obtain sufficient electrical power for that mine on a cost-effective basis, and our establishment of new mines requires us to find locations where that is the case. There may be significant competition for suitable mine locations, and government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations in times of electricity shortage or may otherwise potentially restrict or prohibit the provision or electricity to mining operations.

Any shortage of electricity supply or increase in electricity cost in a jurisdiction may negatively impact the viability and the expected economic return for bitcoin mining activities in that jurisdiction. In addition, the significant consumption of electricity may have a negative environmental impact, including contribution to climate change, which may give rise to public opinion against allowing the use of electricity for bitcoin mining activities or government measures restricting or prohibiting the use of electricity for bitcoin mining activities.

We may not adequately respond to price fluctuations and rapidly changing technology, which may negatively affect our business.

Competitive conditions within the digital asset industry require that we use sophisticated technology in the operation of our business. The industry for blockchain technology is characterized by rapid technological changes, new product introductions, enhancements and evolving industry standards. New technologies, techniques or products could emerge that might offer better performance than the software and other technologies we currently utilize, and we may have to manage transitions to these new technologies to remain competitive. We may not be successful, generally or relative to our competitors in the digital asset industry, in timely implementing new technology into our systems, or doing so in a cost-effective manner. During the course of implementing any such new technology into our operations, we may experience system interruptions and failures during such implementation. Furthermore, there can be no assurances that we will recognize, in a timely manner or at all, the benefits that we may expect as a result of our implementing new technology into our operations. As a result, our business and operations may suffer, and there may be adverse effects on the price of our Ordinary Shares.

The value of stable coins that we hold may be subject to volatility and risk of loss

As of September 30, 2023, we held approximately $1.5 million in USD Coin, a stablecoin issued by Circle Internet Financial Public Limited Company (“Circle”) that is backed by dollar denominated assets held by the issuer in segregated accounts with U.S. regulated financial institutions. Stablecoins such as USD Coin are usually backed by the U.S. Dollar and other short-dated U.S. government obligations, and are usually pegged to the U.S. dollar. On March 9, 2023, as a result of the closure of Silicon Valley Bank (“SVB”), Circle announced that $3.3 billion of its roughly $40 billion USD Coin reserves were held at SVB. As a result, Circle depegged the USD Coin from its $1.00 peg, trading as low as $0.87. Such a risk may result in the sell-off of USD Coin and volatility as to the value of stablecoins, which would expose us to risk of potential loss and could have a material adverse effect on our ability to raise new funding and on our business, financial condition, and results of operations and prospects.

Ethereum Risk Factors

Risks Associated with Staking on Ethereum 2.0

In connection with the transition of the Ethereum network from PoW to PoS, which occurred on September 15, 2022, when the Ethereum Mainnet merged with the PoS Beacon Chain (the “Merge”), the Company is deploying Ethereum (ETH) to the beacon chain with a view to earning an ETH-denominated return thereon. On April 12, 2023, Ethereum’s Shanghai hard fork, also referred to as “Shapella,” has been finalized, enabling withdrawals for users who have “staked” their ETH to secure and validate transactions on the blockchain.

In addition, by running a validator node, the Company will be exposed to the risk of loss of its staked digital assets if it equivocates or fails to operate the node in accordance with applicable protocol rules, as the Company’s digital assets may be “slashed” or inactivity penalties may be applied if the validator node “double signs” or is offline for a prescribed period of time. Disputes on a liquid staking provider may lead to the value of staking assets diverging from ETH or failure to exit the liquid staking position. The Company intends to mitigate this risk by utilizing experienced service providers such as Blockdaemon and by carefully monitoring the staking activities performed by the Company in reliance on such services.

Risks under the Federal securities laws associated with Staking

The Merge and the switch from PoW to PoS did not change our characterization of ETH as a digital asset. We intend to hold our staked ETH for our own account. In the event we exchange ETH for other digital assets (such as liquid staking tokens) which may be deemed to be securities, it would be for our own account. In all instances, we will perform a risk-based analysis to evaluate whether the digital asset may be deemed to be a “security” under the Federal securities laws prior to mining the digital asset. We do not believe if we hold for our own account a particular digital asset which may be deemed to be a security, it will be a risk to our business operations. Nevertheless, we will continue to implement a compliance infrastructure to ensure full compliance with the federal securities laws. In the event our staking program is found to not be in compliance with the federal securities laws, we could face legal or regulatory consequences. We would also need to undertake a regulatory review to ensure compliance with the Federal securities laws if and when we decide to offer staking-as-a-service for value to individuals. The Company would need to install a fully compliant organic infrastructure or hire third-party contractors.

Speculative and Volatile Nature of ETH

To date, the Company has deployed a portion of the capital it has raised into ETH. The price of ETH is subject to significant volatility. In addition, there is no guarantee that the Company will be able to sell its ETH at prices quoted on various cryptocurrency trading platforms or at all if it determines to do so. The supply of ETH is currently controlled by the source code of the Ethereum platform, and there is a risk that the developers of the code and the participants in the Ethereum network could develop and/or adopt new versions of the Ethereum software that significantly increase the supply of ETH in circulation, negatively impacting the trading price of ETH. Any significant decrease in the price of ETH may materially and adversely affect the value of the Company’s securities and, in turn, the Company’s business and financial condition.

The ETH markets are sensitive to new developments, and since volumes are still maturing, any significant changes in market sentiment (by way of sensationalism in the media or otherwise) can induce large swings in volume and subsequent price changes. Such volatility can adversely affect the business and financial condition of the Company.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the public, accounts for anticipated future appreciation in value. The Company believes that momentum pricing of ETH has resulted, and may continue to result, in speculation regarding future appreciation in the value of ETH, inflating and making more volatile the value of ETH. As a result, ETH may be more likely to fluctuate in value due to changing investor confidence in future appreciation, which could adversely affect the business and financial condition of the Company.

Underlying Value Risk

ETH represents a new form of digital value that is still being digested by society. Its underlying value is driven by its utility as a store of value, means of exchange, and unit of account, and notably, the demand for ETH within various use cases of the Ethereum network. Just as oil is priced by the supply and demand of global markets, as a function of its utility to, for instance, power machines and create plastics, so too is ETH priced by the supply and demand of global markets for its own utility within Ethereum’s use cases. There is a risk if we are working through a staking pool to valuate ETH investors. We rely upon a pool operator to run the validator. There is a counterparty risk that the party with which we trust our assets may not uphold their side of the deal and fees or penalties may be assessed to the pool. These fees are typically assessed if the pool operator has downtime or dishonest actions. Finally, blockchains are new technologies and there is always an outside risk of a catastrophic chain failure that could put locked or staked funds at risk. The speculative and volatile nature of ETH and blockchain may materially and adversely affect the value of the Company’s securities.

The staked ETH is subject to the volatility risks set forth under “Speculative and Volatile Nature of ETH” and the risks related to hacking set forth above under “Cyberattacks and security breaches of our system, or those impacting our third parties, could adversely impact our brand and reputation and our business, operating results, and financial condition” that could result in a loss of staked ETH.

The risks involved with liquid staking differ from direct staking. Liquid staking allows participants, including the Company, to maintain the liquidity of their digital assets while still earning staking rewards. However, it is subject to the following consequence risks apart from direct staking:

●	Liquid staking requires a certain level of technical expertise to manage the staking process effectively. This can be a barrier for some investors, particularly those who are new to the world of digital asset investing.

●	The price of the staked derivative may decrease from its original price. This may happen because the new token has a lower market price.

●	In we lose our liquid token, we will also lose our staked token. This can result from bad trades, rebalancing losses when farming in liquidity pools, and liquidations at lending protocols.

●	Token holders will likely choose to stake their tokens on liquid staking protocols. As a result, the balance of validator shares taking part in the network may be disrupted, giving room for undue control from more powerful validators.

Development of the Ethereum Platform

The Ethereum platform is an open-source project being developed by a network of software developers, including Vitalik Buterin, a founder of Ethereum. Mr. Buterin or another key participant within the core development group could cease to be involved with the Ethereum platform. Factions could form within the Ethereum community, resulting in different and competing versions of Ethereum being adopted by network participants. Furthermore, network participants running the Ethereum software may choose not to update their versions of the software, resulting in different versions of the Ethereum software running on the network. Any of the foregoing developments could have a significant negative impact on the viability and overall health of the Ethereum platform, the value of ETH and the Company’s business model and assets.

Although the beacon chain (the PoS successor to the Ethereum PoW chain) launched in December 2020 and the “merging” of the Ethereum PoW chain into Ethereum 2.0 occurred on September 15, 2022. In addition, Ethereum’s Shanghai hard fork, also referred to as “Shapella,” has been finalized on April 12, 2023, enabling withdrawals for users who have “staked” their ETH to secure and validate transactions on the blockchain. Although management believes that these changes to the Ethereum platform will positively impact its potential for mainstream adoption, no assurance can be given that such impact will materialize. If the Company cannot successfully anticipate and react to the impacts of this shift, its business and results of operations may be adversely affected.

Uncertainty Regarding the Growth of Blockchain and Web 3 Technologies

The further development and use of blockchain, Web 3 technologies and digital assets are subject to a variety of factors that are difficult to evaluate and predict, many of which are beyond the Company’s control. The slowing or stopping of the development or acceptance of blockchain networks, specifically Ethereum, and blockchain assets would be expected to have a material adverse effect on the Company. Furthermore, blockchain and Web 3 technologies, including Ethereum, may never be implemented to a scale that provides identifiable economic benefit to blockchain-based businesses, including the Company.

The Ethereum network and ETH as digital asset have a limited history. Due to this short history, it is not clear how all elements of ETH will unfold over time, specifically with regard to governance between miners, developers and users, as well as the long-term security model as the rate of inflation of ETH decreases. Since the ETH community has successfully navigated a considerable number of technical and political challenges since its inception, the Company believes that it will continue to engineer its way around future challenges. The history of open-source software development would indicate that vibrant communities are able to change the software under development at a pace sufficient to stay relevant. The continuation of such vibrant communities is not guaranteed, and insufficient software development or any other unforeseen challenges that the community is not able to navigate could have an adverse impact on the business of the Company.

Potential Decrease in Global Demand for ETH

As a currency, ETH must serve as a means of exchange, store of value, and unit of account. Many people using ETH as money-over-internet-protocol (MoIP) do so with it as an international means of exchange. Speculators and investors using ETH as a store of value then layer on top of means of exchange users, creating further demand. If consumers stop using ETH as a means of exchange, or its adoption therein slows, then ETH’s price may suffer, adversely affecting the Company.

Investors should be aware that there is no assurance that ETH will maintain its long-term value in terms of purchasing power in the future or that the acceptance of ETH for payments by mainstream retail merchants and commercial businesses will continue to grow. As relatively new products and technologies, ETH and the Ethereum network have yet to become generally accepted as a means of payment for goods and services by major retail and commercial outlets, and use of ETH by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for Ethereum network-based transactions, process wire transfers to or from digital asset trading platforms, Ethereum-related companies or service providers, or maintain accounts for persons or entities transacting in ETH. Conversely, a significant portion of ETH demand is generated by speculators and investors seeking to profit from the short or long-term holding of ETH. The Company believes that, like any commodity, ETH will fluctuate in value, but over time will gain a level of acceptance as a store of value, medium of exchange or token of utility.

Smart Contract Risk

The Ethereum network is based upon the development and deployment of smart contracts, which are self-executing contracts with the terms of the agreement written into software code. There are thousands of smart contracts currently running on Ethereum network. Like any software code, smart contracts are exposed to risk that the code contains a bug or other security vulnerability, which can lead to loss of assets that are held on or transacted through the contract. The smart contract deployed on Ethereum and, as such, may contain a bug or other vulnerability that may lead to the loss of digital assets held in the wallet. The Ethereum developer community audits widely used smart contracts frequently and publishes the results of such audits on public forums. The Company currently relies on Blockdaemon and Liquid Collective for its liquid staking solution. The smart contract code via Blockdaemon was audited by Quantstamp. The smart contract code via Liquid Collective was audited by Halborn and Spearbit. Nevertheless, there is no guaranty against a bug or other vulnerability leading to a loss of digital assets.

Risks Associated with the Ethereum Network

Dependence on Ethereum Network Developers

While many contributors to the Ethereum network’s open-source software are employed by companies in the industry, most of them are not directly compensated for helping to maintain the protocol. As a result, there are no contracts or guarantees that they will continue to contribute to the Ethereum network’s software (https://github.com/ether and https://github.com/orgs/ether/people).

Issues with the Cryptography Underlying the Ethereum Network

Although the Ethereum network is one of the world’s most established digital asset networks, the Ethereum network and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. In the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying ETH could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to take the ETH held by the Company. Moreover, functionality of the Ethereum network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for ETH. Even if digital assets other than ETH were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the business of the Company.

Disputes on the Development of the Ethereum Network may lead to Delays in the Development of the Network

There can be disputes between contributors on the best paths forward in building and maintaining the Ethereum network’s software. Furthermore, the stakers supporting the network and other developers and users of the network can disagree with the contributors as well, creating greater debate. Therefore, the Ethereum community often iterates slowly upon contentious protocol issues, which many perceive as prudently conservative, while others worry that it inhibits innovation. It will be important for the community to continue to develop at a pace that meets the demand for transacting in ETH, otherwise users may become frustrated and lose faith in the network. As a decentralized network, strong consensus and unity is particularly important to respond to potential growth and scalability challenges.

The Ethereum Blockchain may Temporarily or Permanently Fork and/or Split

The Ethereum network’s software and protocol are open source. When a modification is released by the developers and a substantial majority of participants consent to the modification, the change is implemented and the Ethereum network continues uninterrupted. However, if a change were activated with less than a substantial majority consenting to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” (i.e., a split) of the Ethereum network (and the blockchain). One blockchain would be maintained by the pre-modification software and the other by the post-modification software. The effect is that both blockchain algorithms would be running parallel to one another, but each would be building an independent blockchain with independent native assets.

A hard fork could present problems such as two copies of a token for the same non-fungible tokens (NFTs).  It could also present a problem for a customer having to choose to provide services with respect to digital assets resulting from a fork. In addition, digital asset loan agreements often dictate when and how each of the lender or the borrower of a digital asset pledging a certain digital asset gets the benefit of forked coins in the event of a hard fork. Similarly, derivative counterparties using ISDA-based contractual documentation may be subject to hard fork-related termination events.

Although forks are likely to be addressed by a community-led effort to merge the two groups, such a fork could still adversely affect ETH’s viability.

Risk if a Person Gains a 33% or More Share of the Ethereum Validators

According to Ethereum.org, the likelihood of successful attacks on the Ethereum network increases as the proportion of staked ETH controlled by the attacker increases. If an attacker controls 33% or more of the total stake, they can prevent the chain from finalizing by having 33% or more of the staked ETH maliciously attesting or failing to attest. If an attacker controls about 50% of the total stake, they could theoretically split the chain into two equally sized forks and then simply use their entire 50.1% stake to vote contrarily to the honest validator set, thereby maintaining the two forks and preventing finality. If an attacker controls 66% or more of the total stake, they simply vote for their preferred fork and then finalize it, simply because they can vote with a dishonest supermajority.

Dependence on the Internet

ETH stakers relay transactions to one another via the Internet, and when blocks are mined, they are also forwarded via the Internet. Users and developers access Ethereum via the Internet. Thus, the Ethereum network is dependent upon the continued functioning of the Internet.

Attacks on the Ethereum Network

The Ethereum network is periodically subject to distributed denial of service attacks to clog the list of transactions being tabulated by miners, which can slow the confirmation of authentic transactions. Another avenue of attack would be if a large number of miners were taken offline then it could take some time before the difficulty of the mining process algorithmically adjusts, which would stall block creation time and therefore transaction confirmation time. Thus far these scenarios have not plagued the network for long or in a systemic manner. This risk is expected to be substantially mitigated on Ethereum 2.0, as the PoS method of validating transactions was expected to improve the speed and efficiency of the network.

Decrease in Block Reward or Yield

In the event of a material decrease in the block reward to the Ethereum network, stakers may cease to provide their staked ETH to the consensus mechanism for the Ethereum network blockchain. This risk was expected to be mitigated in part on Ethereum 2.0, as the rewards earned by stakers of ETH will proportionately decline as more stakers participate in the network. Conversely, if some stakers decide to stop participating because the yield is too low, remaining stakers will enjoy a higher yield. Consequently, Ethereum 2.0 is expected to attract a sufficient number of stakers and validators to keep the network running efficiently.

Competitors to ETH and the Ethereum Network

Currently, ETH is the second largest digital asset by market capitalization, with Coingecko citing more than 5,000 alternative digital assets. To the extent a competitor to ETH gains popularity and greater market share, the use and price of ETH could be negatively impacted, which may adversely affect the investments of the Company. Similarly, the price of ETH could be negatively impacted by competition from incumbents in the credit card and payments industries or from other developing blockchain protocols.

Financial Institutions may Refuse to Support Transactions Involving ETH

In the uncertain regulatory climate for digital assets, including ETH, regulated financial institutions may refuse to support transactions involving digital assets, including the receipt of cash proceeds from sales of digital asset. Should this occur, the Company’s business, prospects, financial condition, results of operations or cash flows could be materially adversely affected.

Risks Related to United States Government Regulations

New York State Moratorium on Cryptocurrency Mining Operations

On November 22, 2022, the New York State enacted a moratorium on cryptocurrency mining operations that use proof-of-work authentication methods to validate blockchain operations; provided that such operations shall be subject to a full generic environmental impact statement review. While the Company’s bitcoin mining operations in upstate New York State use proof-of-work authentication, they were approximately 90% (now 99%) carbon free according to NYISO Power Trends 2021 Report. The law provides for a two-year moratorium on new applications or new permits for an electric generating facility that utilizes a carbon-based fuel. Therefore, the Company believes that its New York State hosting facilities, which primarily depended on hydroelectric power, will be able to comply with the law.

We are subject to an extensive and rapidly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results and financial condition.

Our business may be or may become subject to extensive laws, rules, regulations, policies, orders, determinations, directives, treaties, and legal and regulatory interpretations and guidance in the markets in which we operate, including those typically applied to financial services and banking, securities, commodities, the exchange, and transfer of digital assets, cross-border and domestic money and digital asset transmission businesses, as well as those governing data privacy, data governance, data protection, cybersecurity, responsible use of AI, fraud detection, payment services (including payment processing and settlement services), consumer protection, antitrust and competition, bankruptcy, tax, anti-bribery, economic and trade sanctions, anti-money laundering, and counter-terrorist financing. Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, digital assets, and related technologies. As a result, they often do not contemplate or address unique issues associated with digital assets, are subject to significant uncertainty, and vary widely across U.S. federal, state, and local jurisdictions. These legal and regulatory regimes, including the laws, rules, and regulations thereunder, evolve frequently and may be modified, interpreted, and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. Moreover, the relative novelty and evolving nature of our business and the significant uncertainty surrounding the regulation of digital assets requires us to exercise our judgement as to whether certain laws, rules, and regulations apply to us, and it is possible that governmental bodies and regulators may disagree with our conclusions. To the extent we have not complied with such laws, rules, and regulations, we could be subject to significant fines, limitations on our business, reputational harm, and other regulatory consequences, as well as criminal penalties, each of which may be significant and could adversely affect our business, operating results and financial condition.

In addition to existing laws and regulations, various governmental and regulatory bodies, including legislative and executive bodies, in the United States, as well as in other countries may adopt new laws and regulations, or new interpretations of existing laws and regulations may be issued by such bodies or the judiciary, which may adversely impact the development and use of digital assets as a whole, digital asset mining operations, and our legal and regulatory status in particular by changing how we operate our business, how our operations are regulated, and what products or services we and our competitors can offer, requiring changes to our compliance and risk mitigation measures, imposing new licensing requirements or new costs of doing business, or imposing a total ban on certain activities or transactions with respect to digital assets, as has occurred in certain jurisdictions in the past.

Due to our business activities, if laws or regulations or their respective interpretation change, we may become subject to ongoing examinations, oversight, and reviews by U.S. federal and state regulators, which would have broad discretion to audit and examine our business if we become subject to their oversight. Adverse changes to, or our failure to comply with, any laws and regulations have had, and may continue to have, an adverse effect on our reputation and brand and our business, operating results and financial condition.

Regulatory restrictions that target AI, including, but not limited to, export restrictions may have a material adverse impact on our intended operations.

The increasing focus on the strategic importance of AI technologies has already resulted in regulatory restrictions that target products and services capable of enabling or facilitating AI, and may in the future result in additional restrictions impacting some or all of our service offerings. Such restrictions could include additional unilateral or multilateral export controls on certain products or technology, including, but not limited to, AI technologies. As geopolitical tensions have increased, semiconductors associated with AI, including GPUs and associated products, are increasingly the focus of export control restrictions proposed by stakeholders in the U.S. and its allies, and it is likely that additional unilateral or multilateral controls will be adopted. Such controls may be very broad in scope and application, prohibit us from exporting our services to any or all customers in one or more markets or could impose other conditions that limit our ability to serve demand abroad and could negatively and materially impact our business, revenue, and financial results. Export controls targeting GPUs and semiconductors associated with AI, which are increasingly likely, would restrict our ability to export our technology, services even though competitors may not be subject to similar restrictions, creating a competitive disadvantage for us and negatively impacting our business and financial results. Increasing use of economic sanctions may also impact demand for our services, negatively impacting our business and financial results. Additional unilateral or multilateral controls are also likely to include deemed export control limitations that negatively impact the ability of our research and development teams to execute our roadmap or other objectives in a timely manner. Additional export restrictions may not only impact our ability to serve overseas markets, but also provoke responses from foreign governments, including China, that negatively impact our ability to provide our services to customers in all markets worldwide, which could also substantially reduce our revenue.

During the third quarter of fiscal year 2023, the U.S. government announced new export restrictions and export licensing requirements targeting China’s semiconductor and supercomputing industries. These restrictions impact exports of certain chips, as well as software, hardware, equipment, and technology used to develop, produce, and manufacture certain chips, to China (including Hong Kong and Macau) and Russia. The new license requirements also apply to any future NVIDIA integrated circuit achieving certain peak performance and chip-to-chip I/O performance thresholds, as well as any system or board that includes those circuits. There are also now licensing requirements to export a wide array of products, including networking products, destined for certain end users and for certain end uses in China.

Management of these new license and other requirements is complicated and time consuming. Our results and competitive position may be harmed if we are restricted in offering our services, if customers purchase services from competitors, if customers develop their own internal solution, if we are unable to provide contractual warranty or other extended service obligations, if the U.S. government does not grant licenses in a timely manner or denies licenses to significant customers, or if we incur significant transition costs. Even if the U.S. government grants any requested licenses, the licenses may be temporary or impose burdensome conditions that we cannot or choose not to fulfill. The new requirements may benefit certain of our competitors, as the licensing process will make our pre-sale and post-sale technical support efforts more cumbersome and less certain, and encourage customers to pursue alternatives to our services.

Issues in the development and use of AI may result in reputational or competitive harm or liability.

We are beginning to build AI into our infrastructure services, and we are also making AI available for our customers to use in solutions that they build. We are providing supporting/computing power to clients, including our strategic partners who develop AI systems. We expect this integration of AI into our offerings and our business in general to grow. AI presents risks and challenges that could affect its adoption, and therefore our business. AI algorithms or training methodologies may be flawed. Datasets may be overbroad, insufficient, or contain biased information. Content generated by AI systems may be offensive, illegal, or otherwise harmful. Ineffective or inadequate AI development or deployment practices by our Company or others could result in incidents that impair the acceptance of AI solutions or cause harm to individuals, customers, or society, or result in our products and services not working as intended. Human review of certain outputs may be required. As a result of these and other challenges associated with innovative technologies, our implementation of AI systems could subject us to competitive harm, regulatory action, legal liability, including under new proposed legislation regulating AI in jurisdictions, new applications of existing data protection, privacy, intellectual property, and other laws, and brand or reputational harm. Some AI scenarios present ethical issues or may have broad impacts on society. If we provide supporting/computing AI services that have unintended consequences, unintended usage or customization by our customers and partners, or are controversial because of their impact on human rights, privacy, employment, or other social, economic, or political issues, we may experience brand or reputational harm, adversely affecting our business and consolidated financial statements.

We are subject to governmental regulation and other legal obligations related to data privacy, data protection and information security. If we are unable to comply with these, we may be subject to governmental enforcement actions, litigation, fines and penalties or adverse publicity.

We collect and process data, including personal, financial and confidential information about individuals, including our employees and business partners; however, not of any customers or other third parties. The collection, use and processing of such data about individuals are governed by data privacy laws and regulations enacted in the U.S. (federal and state), and other jurisdictions around the world. These data privacy laws and regulations are complex, continue to evolve, and on occasion may be inconsistent between jurisdictions leading to uncertainty in interpreting such laws and it is possible that these laws, regulations and requirements may be interpreted and applied in a manner that is inconsistent with our existing information processing practices, and many of these laws are significantly litigated and/or subject to regulatory enforcement. The implication of this includes that various federal, state and foreign legislative or regulatory bodies may enact or adopt new or additional laws and regulations concerning data privacy, data retention, data transfer, and data protection. Such laws may continue to restrict or dictate how we collect, maintain, combine and disseminate information and could have a material adverse effect on our business, results of operations, financial condition and prospects.

In the United States, there are numerous federal and state laws and regulations that could apply to our operations or the operations of our partners, including data breach notification laws, financial information and other data privacy laws, and consumer protection laws and regulations (e.g., Section 5 of the FTC Act), that govern the collection, use, disclosure, and protection of personal information.

Existing and increasing legal and regulatory requirements could adversely affect our results of operations.

We are subject to a wide range of laws, regulations, and legal requirements in the U.S. and globally, including those that may apply to our products and online services offerings, and those that impose requirements related to user privacy, telecommunications, data storage and protection, advertising, and online content. Laws in several jurisdictions, including EU Member State laws under the European Electronic Communications Code, increasingly define certain of our services as regulated telecommunications services. This trend may continue and will result in these offerings being subjected to additional data protection, security, law enforcement surveillance, and other obligations. Regulators and private litigants may assert that our collection, use, and management of customer data and other information is inconsistent with their laws and regulations, including laws that apply to the tracking of users via technology such as cookies. New environmental, social, and governance laws and regulations are expanding mandatory disclosure, reporting, and diligence requirements. Legislative or regulatory action relating to cybersecurity requirements may increase the costs to develop, implement, or secure our products and services. Compliance with evolving digital accessibility laws and standards will require engineering and is important to our efforts to empower all people and organizations to achieve more. Legislative and regulatory action is emerging in the areas of AI and content moderation, which could increase costs or restrict opportunity. For example, in the EU, an AI Act is being considered, and may entail increased costs or decreased opportunities for the operation of our AI services in the European market.

We are subject to extensive environmental, health and safety laws and regulations that may expose us to significant liabilities for penalties, damages or costs of remediation or compliance.

Our operations and properties are subject to extensive laws and regulations governing occupational health and safety, the discharge of pollutants into the environment or otherwise relating to health, safety and environmental protection requirements in the United States. These laws and regulations may impose numerous obligations that are applicable to our operations, including acquisition of a permit or other approval before conducting construction or regulated activities; restrictions on the types, quantities and concentration of materials that can be released into the environment; limitation or prohibition of construction and operating activities in environmentally sensitive areas, such as wetlands; imposing specific health and safety standards addressing worker protection; and imposition of significant liabilities for pollution resulting from our operations, including investigation, remedial and clean-up costs. Failure to comply with these requirements may expose us to fines, penalties and/or interruptions in our operations that could have a material adverse effect on our financial position, results of operations and cash flows. Certain environmental laws may impose strict, joint and several liability for costs required to clean up and restore sites where hazardous substances have been disposed or otherwise released into the environment, even under circumstances where the hazardous substances were released by prior owners or operators or the activities conducted and from which a release emanated complied with applicable law. Moreover, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by noise or the release of hazardous substances into the environment.

The trend in environmental regulation has been to place more restrictions and limitations on activities that may be perceived to impact the environment, and thus there can be no assurance as to the amount or timing of future expenditures for environmental regulation compliance or remediation. New or revised regulations that result in increased compliance costs or additional operating restrictions could have a material adverse effect on our financial position, results of operations and cash flows.

The regulatory and legislative developments related to climate change, may materially adversely affect our brand, reputation, business, operating results and financial condition.

A number of governments or governmental bodies have introduced or are contemplating legislative and regulatory changes in response to various climate change interest groups and the potential impact of climate change. Given the very significant amount of electrical power required to operate digital asset mining machines, as well the environmental impact of mining for the rare earth metals used in the production of mining servers, the digital asset mining industry may become a target for future environmental and energy regulation. For example, in June and July of 2021, the Chinese government prohibited the operation of mining machines and supply of energy to mining businesses, citing concerns regarding high levels of energy consumption, which resulted in our suspension of mining operations in China. U.S. legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting, and other costs to comply with such regulations. Specifically, imposition of a carbon tax or other regulatory fee in a jurisdiction where we operate or on electricity that we purchase could result in substantially higher energy costs, and due to the significant amount of electrical power required to operate digital asset mining machines, could in turn put our facilities at a competitive disadvantage. Any future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the political significance and uncertainty around the impact of climate change and how it should be addressed, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. Any of the foregoing could have a material adverse effect on our financial position, results of operations and cash flows.

A particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if a regulator disagrees with our characterization of a digital asset, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results and financial condition. Furthermore, a determination that bitcoin or any other digital asset that we own or mine is a “security” may adversely affect the value of bitcoin and our business.

The SEC and its staff have taken the position that certain digital assets fall within the definition of a “security” under the U.S. federal securities laws. The legal test for determining whether any given digital asset is a security, as described below, is a highly complex, fact-driven analysis that may evolve over time, and the outcome is difficult to predict. Our determination that the digital assets we hold are not securities is a risk-based assessment and not a legal standard or one binding on regulators. The SEC generally does not provide advance guidance or confirmation on the status of any particular digital asset as a security. Furthermore, the SEC’s views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff. Public statements made by senior officials at the SEC indicate that the SEC does not intend to take the position that bitcoin is a security (as currently offered and sold). However, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital asset. As of the date of this prospectus, with the exception of certain centrally issued digital assets that have received “no-action” letters from the SEC staff, bitcoin and ETH are the only digital assets which senior officials at the SEC have publicly stated are unlikely to be considered securities. SEC Chairman Gensler stated (at the Penn Law Capital Markets Association Annual Conference on April 4, 2022) that “Issuers of crypto tokens that are securities must register their offers and sales of these assets with the SEC and comply with our disclosure requirements or meet an exemption.” As a digital asset mining company, we do not believe we are an issuer of any “securities” as defined under the federal securities laws. Our internal process for determining whether the digital assets we hold or plan to hold is based upon the public statements of the SEC and existing case law. The digital assets we hold or plan to hold, other than bitcoin and ETH, may have been created by an issuer as an investment contract under the Howey test, SEC v. Howey Co., 328 U.S. 293 (1946), and may be deemed to be securities by the SEC. However, the Company was not the issuer that created these digital assets and is holding them on an interim basis until liquidated. Should the SEC state in the future that bitcoin, ETH, U.S. digital currency tokens or other digital assets we hold are securities, we may subject to additional securities laws’ requirements and may no longer be able to hold any of these digital assets. It will then likely become difficult or impossible for such digital assets to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital assets is likely to cause substantial volatility and significantly impact their liquidity and market participants’ ability to convert the digital assets into U.S. dollars. Our inability to exchange bitcoin for fiat currency or other digital assets (and vice versa) and to administer our treasury management objectives may decrease our earnings potential and have an adverse impact on our business and financial condition.

Under the Investment Company Act of 1940, as amended, a company may fall within the definition of an investment company under Section 3(c)(1)(A) thereof if it is or holds itself out as being engaged primarily, or proposes to engage primarily in the business of investing, reinvesting or trading in securities, or under Section 3(a)(1)(C) thereof if it is engaged or proposes to engage in business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire “investment securities” (as defined) having a value exceeding 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. There is no authoritative law, rule or binding guidance published by the SEC regarding the status of digital assets as “securities” or “investment securities” under the Investment Company Act. Although we believe that we are not engaged in the business of investing, reinvesting, or trading in investment securities, and we do not hold ourselves out as being primarily engaged, or proposing to engage primarily, in the business of investing, reinvesting or trading in securities, to the extent the digital assets which we mine, own, or otherwise acquire may be deemed “securities” or “investment securities” by the SEC or a court of competent jurisdiction, we may meet the definition of an investment company. If we fall within the definition of an investment company under the Investment Company Act, we would be required to register with the SEC. If an investment company fails to register, it likely would have to stop doing almost all business, and its contracts would become voidable. Generally non-U.S. issuers may not register as an investment company without an SEC order.

The classification of a digital asset as a security under the applicable law has wide-ranging implications for the regulatory obligations that flow from the mining, sale and trading of such assets. For example, a digital asset that is a security in the United States may generally only be offered or sold in the United States pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in digital assets that are deemed securities in the United States may be subject to registration with the SEC as a “broker” or “dealer.”

There can be no assurances that we will properly characterize any given digital asset as a security or non-security for purposes of determining which digital assets to mine, hold and trade, or that the SEC, or a court, if the question was presented to it, would agree with our assessment. We could be subject to judicial or administrative sanctions for failing to offer or sell digital assets in compliance with the registration requirements, or for acting as a broker or dealer without appropriate registration. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, criminal liability, and reputational harm. Further, if bitcoin is deemed to be a security under the laws of any U.S. federal, state, or local jurisdiction, or in a proceeding in a court of law or otherwise, it may have adverse consequences for such digital asset. For instance, all transactions in such supported digital asset would have to be registered with the SEC, or conducted in accordance with an exemption from registration, which could severely limit its liquidity, usability and transactability. For instance, all transactions in such supported digital asset would have to be registered with the SEC, or conducted in accordance with an exemption from registration, which could severely limit its liquidity, usability and transactability. Further, it could draw negative publicity and a decline in the general acceptance of the digital asset. Also, it may make it difficult for such digital asset to be traded, cleared, and custodied as compared to other digital assets that are not considered to be securities.

Failure to comply with anti-corruption and anti-money laundering laws, including the Foreign Corrupt Practices Act (the “FCPA”) and similar laws associated with our activities outside of the United States, could subject us to penalties and other adverse consequences.

We operate an international business and may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We are subject to the FCPA, and other applicable anti-corruption and anti-money laundering laws in certain countries in which we conduct activities. The FCPA prohibits providing, offering, promising, or authorizing, directly or indirectly, anything of value to government officials, political parties, or political candidates for the purpose of obtaining or retaining business or securing any improper business advantage. In addition, U.S. public companies are required to maintain records that accurately and fairly represent their transactions and have an adequate system of internal accounting controls.

In many foreign countries, including countries in which we may conduct business, it may be a local custom that businesses engage in practices that are prohibited by the FCPA, or other applicable laws and regulations. We face significant risks if we or any of our directors, officers, employees, contractors, agents or other partners or representatives fail to comply with these laws and governmental authorities in the United States and elsewhere could seek to impose substantial civil and/or criminal fines and penalties which could have a material adverse effect on our business, reputation, operating results, prospects and financial condition.

Any violation of the FCPA, other applicable anti-corruption laws, or anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges, severe criminal or civil sanctions and, in the case of the FCPA, suspension or debarment from U.S. government contracts, any of which could have a materially adverse effect on our reputation, business, operating results, prospects and financial condition. In addition, responding to any enforcement action or internal investigation related to alleged misconduct may result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees.

Enactment of the Infrastructure Investment and Jobs Act of 2021 (the “Infrastructure Act”) may have an adverse impact on our business and financial condition.

On November 15, 2021, President Joseph R. Biden signed the Infrastructure Act. Section 80603 of the Infrastructure Act modifies and amends the Internal Revenue Code of 1986 (the “Code”) by requiring brokers of digital asset transactions to report their customers to the IRS. This provision was included to enforce the taxability of digital asset transactions. Section 80603 defines “broker” as “any person who (for consideration) is responsible for regularly providing any service effectuating transfers of digital assets on behalf of another person.” That could potentially include miners, validators, and developers of decentralized applications. These functions play a critical role in our business and in the functioning of the blockchain ecosystem. Importantly, these functions have no way of identifying their anonymous users. Indeed, bitcoin’s blockchain was designed for anonymity.

This reporting requirement took effect on January 1, 2023, and the implementation of these requirements is ongoing with the federal government. Disclosing the identity of our bitcoin mining operations and associated accounts to ensure they can be taxed by the IRS could cause a significant devaluing of our business, the bitcoin currency, and the entire digital assets market. Additionally, noncompliance with this provision could lead to significant fines and or regulatory actions against our company.

Risks related to material pending crypto legislation or regulations

On the federal level, by certain accounts, more than 100 bills were introduced in Congress to regulate cryptocurrency and digital assets. Except as described in other specific risk factors set forth herein, we do not believe that material pending crypto legislation or regulations would have a material effect on our business, financial condition and results of operations. Certain of the material pending bills are as follows:

●	Digital Commodity Exchange Act of 2022 (DCEA), introduced on April 28, 2022 in the House of Representatives, would create a regulatory overview for digital commodity developers, dealers and exchanges, none of which would currently apply to the Company;

●	Securities Clarity Act, introduced on July 16, 2021 in the House of Representatives, is intended to work with the proposed DCEA. The Securities Clarity Act would codify that an asset, whether tangible or intangible (including an asset in digital form), that is not per se a security, does not become a security as a result of being sold or otherwise transferred pursuant to an investment contract. Thus, certain digital assets which the Company may acquire, if sold pursuant to an investment contract, would not become securities, subject to SEC regulations;

●	Digital Trading Clarity Act of 2022, introduced on September 29, 2022 in the Senate, provides that if a federal court or the SEC determines that a digital asset is a security, the bill requires the SEC Division of Enforcement to request information from an intermediary listing that asset to determine if the intermediary meets the requirements in the bill texts. As stated elsewhere herein, the Company will conduct an extensive compliance review prior to holding any digital asset that may be deemed to be a security, and would need to avoid holding any such digital asset if this bill becomes law.

Our interactions with a blockchain and mining pools may expose us to SDN or blocked persons or cause us to violate provisions of law that did not contemplate distributive ledger technology.

The Office of Financial Assets Control of the U.S. Department of Treasury (“OFAC”) requires us to comply with its sanction program and not conduct business with persons named on its specially designated nationals (“SDN”) list. However, because of the pseudonymous nature of blockchain transactions we may inadvertently and without our knowledge engage in transactions with persons named on OFAC’s SDN list or from countries on OFAC’s sanctioned countries’ list. We also rely on a third-party mining pool service provider for our mining revenue payments and other participants in the mining pool, that, unknown to us, may also be persons from countries on OFAC’s SDN list or from countries on OFAC’s sanctioned countries list. Our Company’s policy prohibits any transactions with such SDN individuals or persons from sanctioned countries, but we may not be adequately capable of determining the ultimate identity of the individual with whom we transact with respect to selling bitcoin assets. Moreover, federal law prohibits any U.S. person from knowingly or unknowingly possessing any visual depiction commonly known as child pornography. Recent media reports have suggested that persons have imbedded such depictions on one or more blockchains. Because our business requires us to download and retain one or more blockchains to effectuate our ongoing business, it is possible that such digital ledgers contain prohibited depictions without our knowledge or consent. To the extent government enforcement authorities enforce these and other laws and regulations that are impacted by decentralized distributed ledger technology, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm our reputation and affect the value of our Ordinary Shares.

If regulatory changes or interpretations of our activities require our registration as a money services business (“MSB”) under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act (“BSA”), or otherwise under state laws, we may incur significant compliance costs, which could be substantial or cost-prohibitive. If we become subject to these regulations, our costs in complying with them may have a material negative effect on our business and the results of our operations.

To the extent that our activities cause us to be deemed a money service business (MSB) under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to comply with FinCEN regulations, including those that would mandate us to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. The Digital Asset Anti-Money Laundering Act of 2022 (DAAMLA) was introduced on December 14, 2022 in the Senate. The bill would authorize FinCEN to designate digital asset wallet providers, miners, validators, and other select network participants as MSBs. This designation would require these parties to register with FinCEN and would extend to these parties anti-money laundering (AML) responsibilities under the BSA.

To the extent that our activities cause us to be deemed an MSB and/or a “money transmitter” (“MT”) or equivalent designation, under state law in any state in which we operate (currently, Texas, Kentucky and New York), we may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of AML programs, maintenance of certain records and other operational requirements. Such additional federal or state regulatory obligations may cause us to incur extraordinary expenses, possibly affecting an investment in our securities in a materially adverse manner. Furthermore, the Company and our service providers may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs. If we are deemed to be subject to and determine not to comply with such additional regulatory and registration requirements, we may act to leave a particular state or the United States completely. Any such action would be expected to materially adversely affect our operations.

Current regulation of the exchange of bitcoins under the CEA by the CFTC is unclear; to the extent we become subject to regulation under the CFTC in connection with our exchange of bitcoin, we may incur additional compliance costs, which may be significant.

Current legislation, including the Commodities Exchange Act of 1936, as amended (the “CEA”) is unclear with respect to the exchange of bitcoins. Changes in the CEA or the regulations promulgated thereunder, as well as interpretations thereof and official promulgations by the Commodity Futures Trading Commission (“CFTC”), which oversees the CEA, may impact the classification of bitcoins and therefore may subject them to additional regulatory oversight by the CFTC.

Presently, bitcoin derivatives are not excluded from the definition of a “commodity future” by the CFTC. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins under the law. Bitcoins have been deemed to fall within the definition of a commodity and, we may be required to register and comply with additional regulation under the CEA, including additional periodic report and disclosure standards and requirements. Moreover, we may be required to register as a commodity pool operator or as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to curtail our U.S. operations. Any such action would be expected to materially adversely affect our operations. As of the date of this prospectus, no CFTC orders or rulings are applicable to our business.

Because there has been limited precedent set for financial accounting of bitcoin and other digital assets, the determination that we have made for how to account for bitcoin and other digital assets  transactions may be subject to change.

Because there has been limited precedent set for the financial accounting of digital assets and related revenue recognition and no official guidance has yet been provided by the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or the SEC, it is unclear how companies may in the future be required to account for bitcoin and other digital assets transactions and related revenue recognition. A change in regulatory or financial accounting standards could result in the necessity to change our accounting methods and restate our financial statements. Such a restatement could adversely affect the accounting for our newly mined bitcoin rewards and more generally negatively impact our business, prospects, financial condition and results of operation. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which would have a material adverse effect on our business, prospects or operations as well as and potentially the value of any digital assets we hold or expects to acquire for our own account and harm investors.

Risks Related to Previously Operating in China

We may be subject to fines and penalties for operating in China without registration.

Prior to the commencement of the Company’s bitcoin mining business, and before the involvement of any of the Company’s current directors, officers or employees, Golden Bull Limited formerly operated a peer-to-peer lending business in the PRC, as discussed below. Additionally, from February 2020 to June 2021, the Company operated its bitcoin mining business in the PRC, but completed the migration of all of its bitcoin mining operations out of China by September 2021.

Pursuant to laws and regulations of the PRC, there are two ways for foreign legal persons/entities to be considered to be engaging in operation activities within the territory of China. One way is to establish a foreign-invested enterprise, that is incorporated, according to the Foreign Investment Law of PRC, within the territory of China and that is wholly or partly invested by a foreign investor. The organization form, institutional framework and standard of conduct of a foreign-invested enterprise are subject to the provisions of the Company Law of the PRC and the Partnership Enterprise Law of the PRC and other law related regulations. Another way to be deemed to be operating within China is to complete the approval and registration procedures with the relevant regulatory authorities in accordance with the provisions of Administrative Measures for the Registration of Enterprises of Foreign Countries (Regions) Engaging in Production and Operation Activities within the Territory of China (Revised in 2020), or Order No.31. However, in view of the ban on all new digital asset operations in China, we terminated the process of forming a subsidiary in mainland China. Since our Hong Kong subsidiary had not obtained business licenses in mainland China where Bit Digital Hong Kong used to carry out business, it may lead to a punishment of a warning, fine, confiscation of income and/or suspension of business for rectification.

We may be subject to fines and penalties for our prior mining activities in mainland China.

The Chinese government implements the management systems of pre-establishment national treatment and negative list for foreign investment. Pre-establishment national treatment refers to the treatment given to foreign investors and their investments during the investment access stage, which is not lower than that given to their domestic counterparts; negative list for foreign investment refers to special administrative measures for the restricted or prohibited access of foreign investment in specific fields as stipulated by the Chinese government.

Pursuant to the Special Administrative Measures for Access of Foreign Investment Access (2021 Edition), or the 2021 Edition Negative List for Foreign, issued by The Ministry of Commerce of the PRC (the “MOFCOM”) and the National Development and Reform Commission (the “NDRC”) on December 27, 2021, which came into effect on January 1, 2022, our bitcoin mining business does not fall into the Negative List for Foreign. However, the 2021 Edition Negative List for Foreign indicates that “Fields not mentioned in the Negative List for Foreign Investment Access shall be subject to administration under the principle of consistency for domestic and foreign investments. The relevant provisions of the Negative List for Market Access shall apply to domestic and foreign investors on a unified basis.”

Also, based on the Negative List for Market Access (2022 Edition), “the Catalogue for Guidance on Industrial Restructuring shall be included in the Negative List for Market Access”; plus, according to the Decision of the State Council on Promulgating and Implementing the “Temporary Provisions on Promoting Industrial Structure Adjustment,” valid from December. 2, 2005, “In principle, the ‘Guidance Catalogue for the Industrial Structure Adjustment’ shall apply to various types of enterprises inside China.” “The industries of the eliminated category under the ‘Guidance Catalogue for the Industrial Structure Adjustment’ shall apply to the foreign investment enterprises.” and “Investments are prohibited from being contributed to projects under the eliminated category.” Additionally, the NDRC released on December 30, 2021 its No. 49 Decree, announcing that the Decision of the National Development and Reform Commission on Amending the Guiding Catalog for Industrial Restructuring (2019 Version) (the “Amended Catalog”). The Amended Catalog added “virtual currency mining activities” to the eliminated category of “1. outdated production processing and equipment under the original Catalog.” Therefore, foreign investment enterprises are prohibited from virtual currency activities and our bitcoin mining business are banned in China as well. There can be no assurance that our prior mining activities in China will not be subject to fines and penalties on a retroactive basis.

We may be subject measures from the Cyberspace Administration of China concerning the collection of data and required to obtain clearance from the CAC.

The Cybersecurity Review Measures (2021) (the “Measures”) were officially released to the public on December 28, 2021 and became effective on February 15, 2022. According to the Measures, to go public abroad, an online platform operator that possesses the personal information of more than 1 million users must seek cybersecurity review from the Office of Cybersecurity Review.

Currently, we have not been involved in any investigations on cybersecurity review initiated by the CAC or related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect.

We believe we currently are not required to obtain clearance from the CAC regarding our listing in the United States under the recently-enacted or proposed regulations or rules because we have never set an online platform for any user and we have not acted as an online platform operator. However, since these cybersecurity rules were recently enacted and uncertainties exist as to the interpretation or implementation of the Measures, if the Measures require us to obtain clearance or permissions from the CAC, we would file an application with CAC and seek to obtain the clearance or permissions from the CAC as required, however there can be no assurance we will obtain clearance or permission which could adversely affect our business. Compliance with the Measures, as well as additional laws, regulations and guidelines that the Chinese government promulgates in the future, may entail significant expenses and could materially affect our business.

United States regulators may be limited in their ability to conduct investigations or inspections of our operations in Hong Kong.

The increased regulatory scrutiny of U.S.-listed companies with operations in China could add uncertainties to our business operations, share price and reputation. Although the audit reports of Audit Alliance LLP incorporated by reference into this prospectus are prepared by our auditors in Singapore who are subject to inspection by the Public Company Accounting Overnight Board (the “PCAOB”), there is no guarantee that future audit reports will be prepared by auditors that are completely inspected by the PCAOB and, as such, future investors may be deprived of the benefit of such complete inspections, which could result in limitations or restrictions on our ability to access the U.S. capital markets. Furthermore, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act (the “HFCA Act”) or the Accelerating Holding Foreign Companies Accountable Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as Nasdaq or the over-the-counter market, may determine to delist our securities.

U.S. public companies that have or had a substantial portion of their operations in China have been the subject of heightened scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate government policies or a lack of adherence thereto and, in many cases, allegations of fraud.

As part of increased regulatory focus in the United States on access to audit information, the United States enacted the Holding Foreign Companies Accountable Act, or the HFCA Act, in December 2020. The HFCA Act includes requirements for the SEC to identify issuers whose audit reports are prepared by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The HFCA Act also requires public companies on this SEC list to certify that they are not owned or controlled by a foreign government and make certain additional disclosures in their SEC filings. In addition, under the HFCA Act, if the auditor of a U.S. listed company’s financial statements is not subject to PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as the NYSE and Nasdaq, or in the U.S. over-the-counter markets. On December 29, 2022, the Consolidated Appropriations Act, 2023 was signed into law, which, among other things, amended the HFCA Act to reduce from three years to two years the number of consecutive years an issuer can be identified as an identified issuer before the SEC can prohibit an issuer’s securities from trading on any U.S. national securities exchange and on the over-the- counter market. Accordingly, our securities may be prohibited from trading on Nasdaq or other U.S. stock exchange if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which if enacted into law, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on U.S. stock exchanges if its auditors are not subject to PCAOB inspections for two consecutive “non-inspection” years instead of three. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 16, 2021, the PCAOB issued PCAOB Rule 6100 Board Determinations Under the Holding Foreign Companies Accountable Act. The PCAOB notified the SEC that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and in Hong Kong because of the positions taken by authorities in mainland China and Hong Kong. The PCAOB issued a Determination Report on December 15, 2022, determining that the PCAOB secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong, and vacating the 2021 Determinations to the contrary. However, the PCAOB further noted that it will act immediately to consider the need to issue a new determination if the PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access. While the audit reports of Audit Alliance LLP incorporated by reference into this prospectus are prepared by auditors based in Singapore who are subject to inspection and investigation by the PCAOB, there can be no assurance that our auditor or we will be able to comply with these and other requirements imposed by U.S. regulators in the future. The market prices of our Ordinary Shares and/or other securities could be adversely affected as a result of possible negative impacts of the HFCA Act and other similar rules and regulations.

Our Hong Kong subsidiaries could become subject to certain PRC laws if such laws are applied to Hong Kong.

The national laws of the PRC, including, but not limited to the Cybersecurity Review Measures that became effective on February 15, 2022, do not currently apply to our Hong Kong subsidiaries, except for those listed in the Basic Law of Hong Kong. However, due to changes in laws, regulations or policies, including how those laws, regulations or policies would be interpreted or implemented, and the national laws applicable in Hong Kong, the Basic Law might be revised in the future and our Hong Kong subsidiaries may be subject to certain PRC laws.

Pursuant to Article 18 of the Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”), the laws in force in the Hong Kong Special Administrative Region shall be the Basic Law, the laws previously in force in Hong Kong as provided for in Article 8 of this Law, and the laws enacted by the legislature of the Region. National laws shall not be applied in the Hong Kong Special Administrative Region except for those listed in Annex III to the Basic Law. The laws listed therein shall be applied locally by way of promulgation or legislation by the Region. Also, regarding the Annex III and several Instruments of the Basic Law, National Laws, which have applied in Hong Kong until now are as following:

“Resolution on the Capital, Calendar, National Anthem and National Flag of the PRC; Resolution on the National Day of the PRC; Declaration of the Government of the PRC on the Territorial Sea; Nationality Law of the PRC; Regulations of the PRC Concerning Diplomatic Privileges and Immunities; Law of the PRC on the National Flag; Regulations of the PRC Concerning Consular Privileges and Immunities; Law of the PRC on the National Emblem; Law of the PRC on the Territorial Sea and the Contiguous Zone; Law of the PRC on Garrisoning the Hong Kong Special Administrative Region; Law of the PRC on the Exclusive Economic Zone and the Continental Shelf; Law of the PRC on Judicial Immunity from Compulsory Measures Concerning the Property of Foreign Central Banks; and Law of the PRC on the National Anthem; Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region.”

As of the date of this prospectus, the Hong Kong subsidiaries have not established any subsidiary or branch in mainland PRC and are not conducting any business operations in mainland PRC.

However, due to changes in laws, regulations or policies, including how these laws, regulations or policies would be interpreted or implemented, the national laws applicable in Hong Kong in the Basic Law might be revised in the future.

Therefore, we cannot assure you that we will not be affected by the foregoing or relevant laws, regulations or policies in the future, if there are any changes to the foregoing laws, regulations and policies, or if any new laws, regulations, and policies are published. We could not guarantee that the relevant laws, regulations, or policies would not be applied retroactively, so we might face penalties, and our reputation and results of operations could be materially and adversely affected.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on the indirect transfer of equity in the past and potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing SAT Circular 59 and Circular 698, which became effective in January 2008, and a Circular 7 to replace some of the existing rules in Circular 698, which became effective in February 2015.

Under Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Nonresident Enterprise Income Tax at Source partly revised, or SAT Circular 37, which came into effect on December 1, 2017. The SAT Circular 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax. SAT Circular 698 was repealed from the date SAT Circular 37 was enacted. Also, the SAT Circular 37 has been partially revised by the Announcement of the State Administration of Taxation on the Revision to Certain Taxation Regulatory Documents, namely Circular 31, which has been effective on June 15, 2018.

Where a non-resident enterprise transfers taxable assets in China indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity whose equity is transferred, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes. We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our Company may be subject to filing obligations or taxed if our company is transferor in such transactions and may be subject to withholding obligations if our company is transferee in such transactions, under Circular 7 and/or SAT Circular 37. For transfer of shares in our Company by investors who are non-PRC resident enterprises, our former PRC subsidiaries may be requested to assist in the filing under SAT Circular 7 and/or Circular 37. As a result, we may be required to expend valuable resources to comply with SAT Circular 7 and/or Circular 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our Company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Risks Related to Singapore Government Regulations

Regulations on Payment Services in Singapore

Staking activities will be performed by one of our subsidiaries, Bit Digital Singapore Pte. Ltd. (“BTSG”) which is incorporated under the laws of the Republic of Singapore and currently does not possess any financial regulatory licenses.

BTSG  intends to use its own proprietary assets to trade and stake ETH, which is defined as a digital payment token (“DPT”) (as defined under the Payment Services Act 2019 of Singapore (“PS Act”) with licensed or otherwise exempt third party service providers under applicable laws (including the PS Act or the Securities and Futures Act 2001 of Singapore (“SFA”)). BTSG’s current business practices in Singapore are subject to the following regulatory risks, as described herein.

The Monetary Authority of Singapore (“MAS”) regulates the provision of payment services in Singapore under the PS Act. Unless excluded or exempt, an entity must obtain the relevant license to carry on a business in providing regulated payment services under the PS Act, which include account issuance service, e-money issuance service, domestic money transfer service, cross-border money transfer service, merchant acquisition service, digital payment token service, and money-changing service.

Under the PS Act, licensees may be subject to obligations relating to general approval requirements for changes of control, appointment and removal of CEOs and directors, general notification and record-keeping requirements, audit requirements, base capital requirements, anti-money laundering requirements (see below), the requirement to furnish security (for a major payment institution), the requirement to safeguard customer monies (for a major payment institution), and other applicable requirements. Licensees are expected to implement certain systems, processes and controls in line with MAS’ Guidelines on Risk Management Practices applicable to financial institutions in Singapore.

BTSG intends to trade and stake ETH on its own account, not to provide any payment service to customers and not to carry on a business of “dealing in” DPT as a service to any third-party. In particular, BTSG: (i) will use its own proprietary money for trading and/or staking (no customer money is used); (ii) will not trade or stake DPTs for or on behalf of customers; (iii) will not market or advertise that it provides any such service to customers; (iv) will not enter into trades with counterparties as a matter of course (e.g. at the customer’s request) or stake DPT at a customer’s request; (v) will only enter into trades or staking arrangements based on its own personal/proprietary needs; (vi) will not collect any fees from counterparties (instead, it is the counterparties that are service providers, providing services to BTSG); and (vii) will only trade or stake through or with licensed or licensed service providers. Accordingly, BTSG is unlikely to be regarded as carrying on a business in providing a “digital payment token service” under the PS Act’s current regulatory regime.

However, there remains a risk that MAS may take a more restrictive view, with the trading of ETH being construed as “dealing in DPT”, requiring a license under the PS Act. In addition, laws and regulations related to payments and financial services are evolving in Singapore, and changes in such laws and regulations could affect our business practices in the manner that we have done, expect to do, or at all. MAS could enact new regulations, change regulations that were previously adopted, modify, through supervision or enforcement, past regulatory guidance, or interpret existing regulations in a manner different or stricter than have been previously interpreted, any of which could adversely affect or require us to change BTSG’s business practices in Singapore.

Regulations on Anti-money Laundering and Countering the Financing of Terrorism (“AML/CFT”)

We and our partners who work with us are required to comply with certain anti-money laundering requirements in the jurisdictions where we and our partners operate. In Singapore, regulated financial institutions must comply with all applicable AML/CFT obligations, including the relevant AML/CFT Notices and Guidelines issued by MAS (e.g. the Notice PSN02 Prevention of Money Laundering and Countering the Financing of Terrorism – Digital Payment Token Service and the Guidelines to Notice PSN02 on Prevention of Money Laundering and Countering the Financing of Terrorism - Digital Payment Token Service). Among other things, the AML/CFT Notices require financial institutions to put in place robust controls to detect and deter the flow of illicit funds through Singapore’s financial system, identify and know their customers (including beneficial owners), conduct regular account reviews, and to monitor and report any suspicious transaction.

The primary AML/CFT legislation in Singapore that are of general application are the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act, Chapter 84A of Singapore (the “CDSA”) and Terrorism (Suppression of Financing) Act, Chapter 325 of Singapore (the “TSOFA”). The CDSA provides for the confiscation of benefits derived from, and to combat, corruption, drug dealing and other serious crimes. Generally, the CDSA criminalizes the concealment or transfer of the benefits of criminal conduct as well as the knowing assistance of the concealment, transfer or retention of such benefits. The TSOFA criminalizes terrorism financing and prohibits any person in Singapore from dealing with or providing services to a terrorist entity, including those designated pursuant to the TSOFA. The CDSA and the TSOFA also require suspicious transaction reports to be lodged with the Suspicious Transaction Reporting Office. If any person fails to lodge the requisite reports under the CDSA and the TSOFA, it may be subject to criminal liability. In addition, financial institutions, non-financial institutions and individuals in Singapore are required to comply with financial sanction requirements in relation to individuals and entities designated by the United Nations.

As BTSG does not currently hold any financial regulatory licenses in Singapore, it only complies with the CDSA and the TSOFA, the primary AML/CFT legislation in Singapore that are of general application (and does not comply with PSN02 and the related guidelines). It is possible that financial institutions in Singapore may not be willing to offer financial services to BTSG due to concerns on the origin of BTSG’s funds, from an AML/CFT perspective.

The Company expects to acquire digital assets on liquid, regulated exchanges with robust anti-money laundering (“AML”) and know-your-client (“KYC”) policies and procedures. However, there are no assurances that cryptocurrency trading platforms on which the Company transacts business will continue to operate effectively, maintain adequate liquidity or that their AML and KYC policies and procedures will be effective, which could negatively impact the Company and its ability to acquire or sell ETH and other digital assets.

MAS could enact new regulations, change regulations that were previously adopted, modify, through supervision or enforcement, past regulatory guidance, or interpret existing regulations in a manner different or stricter than have been previously interpreted, any of which could adversely affect or require us to change BTSG’s business practices in Singapore.

Risks Involving Intellectual Property

We rely upon licenses of third-party intellectual property rights and may be unable to protect our software codes.

We actively use specific hardware and software for our bitcoin mining operation. In certain cases, source code and other software assets may be subject to an open source license, as much technology development underway in this sector is open source. For these works, the Company intends to adhere to the terms of any license agreements that may be in place.

We do not currently own, and do not have any current plans to seek, any patents in connection with our existing and planned blockchain and digital asset related operations. We rely upon trade secrets, trademarks, service marks, trade names, copyrights and other intellectual property rights and expect to license the use of intellectual property rights owned and controlled by others. In addition, we have developed and may further develop certain proprietary software applications for purposes of our digital asset mining operation. Our open source licenses may not afford us the protection we need to protect our intellectual property.

Our internal systems rely on software that is highly technical, and, if it contains undetected errors, our business could be adversely affected.

Our internal systems rely on software that is highly technical and complex. In addition, our internal systems depend on the ability of such software to store, retrieve, process and manage immense amounts of data. The software on which we rely has contained, and may now or in the future contain, undetected errors or bugs. Some errors may only be discovered after the code has been released for external or internal use. Any errors, bugs or defects discovered in the software on which we rely could result in harm to our reputation, or liability for damages, any of which could adversely affect our business, results of operations and financial conditions.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our employees and others, to protect our proprietary rights. Thus, we cannot assure you that any of our intellectual property rights would not be challenged, invalidated, circumvented or misappropriated, or such intellectual property will be sufficient to provide us with competitive advantages. In addition, because of the rapid pace of technological change in our industry, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all.

Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be, from time to time in the future, subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

Risks Related to Our Ordinary Shares

The trading price of our Ordinary Shares is subject to pricing factors that are not necessarily associated with traditional factors that influence stock prices or the value of non-bitcoin assets such as revenue, cash flows, profitability, growth prospects or business activity levels since the value and price, as determined by the investing public, may be influenced by future anticipated adoption or appreciation in value of digital assets or blockchains generally, factors over which we have little or no influence or control.

Other factors that could cause volatility in the market price of our Ordinary Shares include, but are not limited to:

●	actual or anticipated fluctuations in our financial condition and operating results or those of companies perceived to be similar to us;

●	actual or anticipated changes in our growth rate relative to our competitors;

●	commercial success and market acceptance of blockchain and bitcoin and other digital assets;

●	actions by our competitors, such as new business initiatives, acquisitions and divestitures;

●	strategic transactions undertaken by us;

●	additions or departures of key personnel;

●	prevailing economic conditions;

●	disputes concerning our intellectual property or other proprietary rights;

●	sales of our Ordinary Shares by our officers, directors or significant shareholders;

●	other actions taken by our shareholders;

●	future sales or issuances of equity or debt securities by us;

●	business disruptions caused by earthquakes, tornadoes or other natural disasters;

●	issuance of new or changed securities analysts’ reports or recommendations regarding us;

●	legal proceedings involving our company, our industry or both;

●	changes in market valuations of companies similar to ours;

●	the prospects of the industry in which we operate;

●	speculation or reports by the press or investment community with respect to us or our industry in general;

●	the level of short interest in our shares; and

●	other risks, uncertainties and factors described in our Annual Report for the year ended December 31, 2022 on Form 20-F.

In addition, the stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of issuers. These broad market fluctuations may negatively impact the price or liquidity of our Ordinary Shares. When the price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer, and we have been impacted in that way. See the risk factor below titled “We defended and settled a securities class action litigation which resulted in significant costs for the Company.” The pending lawsuit has required significant management time and attention, resulting in significant legal expenses and potential damages.

Our Chief Financial Officer and Chairman currently have voting power to control all significant corporate actions.

Erke Huang, our Chief Financial Officer and a director, and Zhaohui Deng, our Chairman of the Board, collectively beneficially own 1,000,000 preferred shares, each having fifty (50) votes, which equals approximately 46.7% of the voting power of our 106,901,657 outstanding Ordinary Shares as of January 25, 2024 or approximately 32% of all votes cast on an as-converted basis. The Board authorized the exchange by Messrs. Huang and Deng of 1,000,000 Ordinary Shares for an equivalent number of preferred shares, in the form of a poison pill, to enable them to carry out the Company’s business plan without the threat of a hostile takeover. Nevertheless, as a result of their shareholdings, Mr. Huang and Mr. Deng may be able to control the vote over decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, the election of directors, and other significant corporate actions. They may take action that is not in the best interests of our other shareholders. This concentration of voting power may discourage or delay our Company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of the sale of our Company and might reduce the market price of our Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders.

We may be unable to comply with the applicable continued listing requirements of the Nasdaq Capital Market, which may adversely impact our access to capital markets and may cause us to default certain of our agreements.

Our Ordinary Shares are currently traded on the Nasdaq Capital Market. Nasdaq rules require us to maintain a minimum closing bid price of $1.00 per Ordinary Share. The closing bid price of our Ordinary Shares fell below $1.00 per share for 30 consecutive trading days twice, so we were not in compliance with Nasdaq’s rules for listing standards. Although we regained compliance each time, there can be no assurance we will continue to meet the minimum bid price requirements or any other Nasdaq requirements in the future, in which case our Ordinary Shares could be delisted.

In the event that our Ordinary Shares are delisted from Nasdaq and are not eligible for quotation or listing on another market or exchange, trading of our Ordinary Shares could be conducted only on the over-the-counter market or on an electronic bulletin board established for unlisted securities, such as the OTC. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our Ordinary Shares, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our Ordinary Shares to decline further. In addition, our ability to raise additional capital may be severely impacted if our shares are delisted from Nasdaq, which may negatively affect our business plans and the results of our operations.

If securities or industry analysts do not publish research or publish unfavorable research about our business, our share price and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by whether industry or securities analysts publish research and reports about us, our business, our market or our competitors and, if any analysts do publish such reports, what they publish in those reports. We may not obtain or maintain analyst coverage in the future. Any analysts that do cover us may make adverse recommendations regarding our shares, adversely change their recommendations from time to time and/or provide more favorable relative recommendations about our competitors. If analysts who may cover us in the future were to cease coverage of our company or fail to regularly publish reports on us, or if analysts fail to cover us or publish reports about us at all, we could lose (or never gain) visibility in the financial markets, which in turn could cause the share price of our Ordinary Shares or trading volume to decline. Moreover, if our operating results do not meet the expectations of the investor community, one or more of the analysts who cover our Company may change their recommendations regarding our Company, and our share price could decline.

Our Ordinary Shares may be thinly traded, and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our Ordinary Shares may become “thinly-traded”, meaning that the number of persons interested in purchasing our Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we may not be well-known to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that, even if we came to the attention of such persons, they tend to be risk-averse and might be reluctant to follow a relatively unknown company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Ordinary Shares may not develop or be sustained.

We defended and settled a securities class action litigation which resulted in significant costs for the Company.

The market for our Ordinary Shares may have, when compared to seasoned issuers, significant price volatility, and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. On January 20, 2021, a securities class action lawsuit was filed against the Company and its Chief Executive Officer and Chief Financial Officer titled Anthony Pauwels v. Bit Digital, Inc., Min Hu and Erke Huang (Case No. 1:21-cv-00515) (U.S.D.C. S.D.N.Y.). The class action was brought on behalf of persons that purchased or acquired our Ordinary Shares between December 21, 2020 and January 11, 2021, a period of volatility in our Ordinary Shares, as well as volatility in the price of bitcoin. On April 29, 2021, the Court consolidated several related cases under the caption In re Bit Digital, Inc. Securities Litigation. Joseph Franklin Monkam Nitcheu was appointed as lead plaintiff. On July 6, 2021, the lead plaintiff filed a consolidated class action complaint (the “Amended Complaint”). The Amended Complaint was still based primarily upon a January 11, 2021 short seller report and included, among other things, additional information concerning our previously discontinued peer to peer lending business. We filed a motion to dismiss the lawsuit and vigorously defended the action. While that motion was pending, the Company agreed with the lead plaintiff selected in the case to settle the class action by paying $2,100,000. The Company chose to do that to eliminate the burden, expense and uncertainties of further litigation. The Company continues to deny the allegations in the Amended Complaint and nothing in the settlement is evidence of any liability on the Company’s behalf.

On March 7, 2023, a final judgment in this matter was entered approving the settlement and certifying the class for purposes of enforcing the settlement and payment was then made by the Company.

We have not paid Ordinary Share dividends in the past and do not anticipate paying cash dividends in the foreseeable future.

We have never declared or paid any cash dividends with respect to our Ordinary Shares and do not intend to pay any cash dividends in the foreseeable future. The Preference Shares held by our Chairman of the Board and Chief Financial Officer provide for an eight (8%) percent ($800,000) annual dividend when and if declared by the Board. On February 7, 2023 and December 8, 2023, the Board of Directors declared eight (8%) percent dividends on the preference shares to Geney Development Ltd., an entity beneficially owned by the Company’s Chairman and Chief Financial Officer. We currently plan to retain any future earnings to cover operating costs and otherwise fund the growth of our business. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our Ordinary Shares as a dividend. As a result, capital appreciation, if any, of our Ordinary Shares will be the sole source of gain for the foreseeable future. There is no guarantee that our Ordinary Shares will appreciate in value or even maintain the price at which a shareholder purchased such shareholder’s shares.

You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the U.S. courts.

Our corporate affairs are governed by our amended and restated memorandum and articles of association and by the Companies Act (Revised) of the Cayman Islands and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the Privy Council (which is the final court of appeal for British overseas territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court of the United Kingdom and the Court of Appeal are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States and provide significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the U.S. federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws. It may be difficult for a shareholder to enforce against us judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

You may experience difficulties in effecting service of legal process and enforcing judgments against us and our management, and the ability of U.S. authorities to bring actions abroad.

Currently, a portion of our operations and of our assets and personnel are located outside the United States. Four of five members of our Board of Directors are nationals or residents of jurisdictions other than the United States, and a substantial portion, if not all, of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Foreign countries may have no arrangement for the reciprocal enforcement of judgments with the United States. As a result, recognition and enforcement in a foreign country of judgments of a court in the United States and any of the other jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. Even if you sue successfully in a U.S. court or any other jurisdictions, you may not be able to collect on such judgment against us or our directors and officers. In addition, the SEC, the U.S. Department of Justice and other U.S. authorities may also have difficulties in bringing and enforcing actions against us or our directors or officers outside the United States.

We are currently a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to United States domestic public companies.

We are currently a foreign private issuer within the meaning of the rules under the Exchange Act through December 31, 2023. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction; and.

●

we file annual reports on Form 20-F and reports on Form 6-K as a foreign private issuer. As a result of our reduced reporting requirements, our shareholders may not have access to certain information they may deem important.

We incur significant costs as a result of being a public company and will continue to do so in the future, particularly as we cease to qualify as an “emerging growth company.”

We incur significant legal, accounting and other expenses as a public company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the NASDAQ Capital Market, impose various requirements on the corporate governance practices of public companies. We have been an “emerging growth company,” as set forth above, and remained an emerging growth company until December 31, 2023, which was the earlier of (1) the last day of the fiscal year (a) ending December 31, 2023, or (b) in which we have a total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. Because, since January 1, 2024, we are no longer an emerging growth company, we may incur additional costs which could have a material adverse effect on our financial condition.

If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	at least 75% of our gross income for the year is passive income; or

●

the average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. shareholder who holds our Ordinary Shares, the U.S. shareholder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Whether we are a PFIC for 2023 or any future taxable year is uncertain because, among other things, the treatment of digital asset such as bitcoin for purposes of the PFIC rules is unclear. We express no opinion with respect to our PFIC status and also express no opinion with regard to our expectations regarding our PFIC status. Given this uncertainty, prospective U.S. shareholders contemplating an investment in the Ordinary Shares may want to assume that we are a PFIC and are urged to consult their own tax advisors regarding our PFIC status and the resulting U.S. federal income tax consequences in light of their own particular.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this document and the materials accompanying this document are forward-looking statements. These statements are based on current expectations of future events. Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “could,” “would,” “predicts,” “anticipates,” “future,” “plans,” “continues,” “estimates” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by the forward-looking statements. These forward-looking statements speak only as of the date made and are subject to a number of known and unknown risks, uncertainties and assumptions, including the important factors incorporated by reference into this prospectus from our most recent Annual Report on Form 20-F and any subsequent Current Reports on Form 6-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC, that may cause our actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	The Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, a portion of our operations are conducted outside of the United States, and a portion of our assets are located outside the United States. All of our Board of Directors are nationals or residents of jurisdictions other than the United States, and a substantial portion, if not all, of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or seek recognition and/or enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Corporation Service Company located at 19 West 44th Street, Suite 201, New York, New York 10036, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier (Cayman) LLP, our counsel as to Cayman Islands law, and Tian Yuan Law Firm, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by our Cayman Islands legal counsel, Ogier (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of courts of the United States obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments obtained in the United States. The courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier (Cayman) LLP has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal, punitive in nature. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Tian Yuan Law Firm has further advised us that the recognition and enforcement of foreign judgments are subject to compliance with the PRC Civil Procedures Law and relevant civil procedure requirements in the PRC. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Securityholders. All such proceeds will be received by the Selling Securityholders. However, we expect to use the proceeds from the exercise of the options for working capital and other general corporate purposes.

SELLING SECURITYHOLDERS

The shares offered by this prospectus are being registered for reoffers and resales by the Selling Securityholders, who may acquire such shares pursuant to the exercise of options and Awards granted under the Plan. All of the Ordinary Shares registered for sale under this reoffer prospectus will be owned, prior to the offer and sale of such shares, by certain of our employees, non-employee directors, executive officers and consultants. The persons listed below (the “Selling Securityholders”) are deemed to be the “affiliates” of the Company. We are registering the Ordinary Shares covered by this reoffer prospectus for the Selling Securityholders. As used in this reoffer prospectus, “Selling Securityholders” includes the pledges, donees, transferees or others who may later hold the Selling Securityholders’ interests. The Selling Securityholders named below may resell all, a portion or none of such shares from time to time. In addition, certain non-affiliates of the Company, not named in the following table, who hold less than the lesser of 1,000 shares or 1% of the shares issuable under a plan may also use this prospectus to sell up to that amount of shares acquired by them pursuant to the exercise of options or other Awards granted to them under the Plan.

The following table sets forth, with respect to each Selling Securityholder, based upon information available to us as of December 21, 2023, the number of Ordinary Shares beneficially owned before and after the sale of the Ordinary Shares offered by this prospectus; the maximum number of shares to be sold; and the percent of the outstanding Ordinary Shares owned before and after the sale of the Ordinary Shares offered by this prospectus.

Selling Securityholder	Shares Owned Prior to the Sale (1)		Percentage of Shares Owned Prior to the Sale	Shares Registered
Erke Huang	800,000	(2)(3)	*	450,000	(2)

*	Less than one (1%) percent of the issued and outstanding Ordinary Shares.

(1)	Based on 106,901,657 Ordinary Shares issued and outstanding as of January 25, 2024 together with securities exercisable or convertible with Ordinary Shares within sixty (60) days as of such date for each shareholder. Except to the extent otherwise indicated, to the best of the Company’s knowledge, each of the indicated persons exercises sole voting and investment power with respect to all shares beneficially owned by him.

(2)	Includes 450,000 Ordinary Shares issuable under restricted share units (“RSUs”) granted and vested in December 2023.

(3)	Erke Huang (through Even Green Holdings Limited) is the beneficial owner of 300,000 Ordinary Shares issuable upon the conversion of 1,000,000 Preference Shares owned by Geney Development Limited (“GDL”), a BVI entity, located at 4th Floor Waters Edge Building, Meridian Plaza, Road Town, Tortola VG1110, British Virgin Islands. The Company’s Amended and Restated Articles of Association (the “AOA”), filed in the Cayman Islands on or about April 30, 2021, provide that (i) all Preference Shares are convertible into Ordinary Shares on a one-for-one basis and (ii) for all Company matters requiring the vote of Members by a poll or by proxy, each Preference Share shall carry the equivalent number of votes as 50 Ordinary Shares, or an aggregate of 15,000,000 votes, for Mr. Huang which are equal to approximately 14% of the 106,901,657 issued and outstanding shares as of January 25, 2024 or approximately 10% of the Voting Securities, including the Preference Shares when continued with the remainder of the 1,000,000 Preference Shares owned by Zhaohui Deng, Chairman of the Board of Directors, GDL has the power to vote against 32% of the Voting Shares.

PLAN OF DISTRIBUTION

The Ordinary Shares listed in the table appearing under “Selling Securityholders” are being registered to permit the resale of Ordinary Shares by the Selling Securityholders from time to time after the date of this prospectus. There can be no assurance that the Selling Securityholders will sell any or all of the Ordinary Shares offered hereby. We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Securityholders.

The Selling Securityholder may sell all or a portion of the Ordinary Shares offered hereby from time to time directly to purchasers or through one or more underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

●	on any national securities exchange or over-the-counter market on which the Ordinary Shares may be listed or quoted at the time of sale;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which a broker-dealer may attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;

●	in “at the market” offerings to or through market makers into an existing market for Ordinary Shares;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions otherwise than on such exchanges or in the over-the-counter market;

●	through a combination of any such methods; or

●	through any other method permitted under applicable law.

We will pay the expenses incident to the registration and offering of the Ordinary Shares offered hereby. We have agreed to indemnify the Selling Securityholders and certain other persons against certain liabilities in connection with the offering by the Selling Securityholders offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Securityholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Securityholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Ordinary Shares from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus.

Upon our being notified by a Selling Securityholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, we will file a prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the name of each of such Selling Securityholder and the participating broker-dealers, (b) the number of shares involved, (c) the price at which such shares are being sold, (d) the commissions paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and (f) other facts material to the transaction.

In addition to any such number of shares sold hereunder, a Selling Securityholder may, at the same time, sell any shares, including the shares offered by this prospectus, owned by such person in compliance with all of the requirements of Rule 144 under the Securities Act, regardless of whether such shares are covered by this prospectus.

In addition, upon us being notified in writing by a Selling Securityholders that a donee or pledgee intends to sell more than 500 Ordinary Shares, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Securityholders also may transfer the Ordinary Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling shareholder and/or the purchasers. The Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “BTBT.”

Each Selling Securityholder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Any Selling Securityholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.

In order to comply with the securities laws of some states, Ordinary Shares sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in some states, Ordinary Shares may not be sold unless the Ordinary Shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. We cannot presently estimate the amount of compensation that any agent will receive. Each Selling Securityholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such Selling Securityholder’s business and, at the time of its purchase of such securities such Selling Securityholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each Selling Securityholder that it may not use shares registered on this registration statement to cover short sales of shares made prior to the date on which this registration statement shall have been declared effective by the SEC. If a Selling Securityholder uses this prospectus for any sale of the shares, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Securityholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Securityholders in connection with resales of their respective shares under this registration statement.

We are required to pay all fees and expenses incident to the registration of the shares, other than commissions and discounts of underwriters, dealers or agents, but we will not receive any proceeds from the sale of the shares. We have agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

There is no assurance that any of the Selling Securityholders will sell any or all of the shares offered by this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following summary of the terms of our share capital does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of Cayman Islands law and our Amended and Restated Memorandum and Articles of Association.

We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association (referred to herein as the “Amended and Restated Memorandum and Articles of Association”) and the Companies Act (Revised) of the Cayman Islands, which we refer to as the Companies Act below.

We amended our memorandum and articles of association on April 30, 2021, following our Annual General Meeting held on April 20, 2021, to create a new class of 10,000,000 authorized Preference Shares of par value US$0.01 each and for changes to the description of Cayman Island laws and certain other updates. We further amended our authorized share capital on September 8, 2021, following an extraordinary general meeting on the same date, to increase the total authorized capital to $3,500,000.

Our authorized share capital is 350,000,000 shares consisting of 340,000,000 Ordinary Shares, par value $0.01 per share and 10,000,000 Preference Shares, par value $0.01 per share. As of December 21, 2023, there were 100,594,257 Ordinary Shares and 1,000,000 Preference Shares (with fifty (50) votes each) issued and outstanding.

The holders of our Ordinary Shares are entitled to one vote for each share held of record on all matters submitted to a vote of members. The holders of our Ordinary Shares are entitled to receive ratably such dividends as are declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of our Ordinary Shares have the right to a ratable portion of assets remaining after payment of liabilities. The holders of our Ordinary Shares have no preemptive rights or rights to convert their Ordinary Shares into any other securities and are not subject to future calls or assessments by the Company. All issued and outstanding Ordinary Shares are fully paid and non-assessable.

INTEREST OF NAMED EXPERTS AND COUNSEL

There are no interests of named experts and counsel.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the SEC has expressed its opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

EXEMPTION FROM REGISTRATION CLAIMED

Exemption from registration pursuant to Section 4(a)(2) of the Securities Act is claimed for the issuance of Restricted Share Units awarded to officers of the Company under the Plan. See “Selling Securityholders.”

Material changes

There have been no material changes in the Company’s affairs since the end of the latest fiscal year that have not been disclosed in a previously filed report.

LEGAL MATTERS

The validity of the Ordinary Shares offered in this Prospectus and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP, our counsel as to Cayman Islands law.

EXPERTS

Our consolidated financial statements for the fiscal years ended December 31, 2022 and 2021 have been incorporated by reference in this Prospectus and in this Registration Statement in reliance upon the report of Audit Alliance LLP, an independent registered public accounting firm, on its audit of our financial statements given on authority of this firm as experts in accounting and auditing.

PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH DIFFERENT OR ADDITIONAL INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY IN ANY JURISDICTION WHERE SUCH OFFER, OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SHARES.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the “SEC”) by Bit Digital, Inc., a Cayman Islands corporation (the “Registrant”), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this registration statement:

1.	Annual Report on Form 20-F for the year ended December 31, 2022, filed with the Commission on April 28, 2023;

2.	Current Reports on Form 6-K as filed with the Commission on January 26, 2024, January 24, 2024, January 19, 2024, December 4, 2023, November 30, 2023, November 15, 2023, November 14, 2023, November 3, 2023, September 22, 2023, September 11, 2023, August 24, 2023, August 23, 2023, August 15, 2023, June 22, 2023, June 12, 2023, April 25, 2023, April 6, 2023, March 22, 2023, January 27, 2023, January 25, 2023, January 12, 2023 and January 9, 2023 but only to the extent that the items therein are specifically stated to be “filed” rather than “furnished” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)

3.	The description of our Ordinary Shares contained in Bit Digital’s Registration Statement on Form F-1 (No. 333-254060) and any amendment or report filed with the SEC for the purpose of updating.

All documents subsequently filed by the Registrant after the date of this prospectus pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus modifies or supersedes such previous statement and any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may read and copy any reports, statements or other information we have filed at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC’s website at http:\\www.sec.gov.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

(A) The registrant’s authority to indemnify its officers and directors is governed by the provisions of the registrant’s Amended and Restated Memorandum and Articles of Association.

(B) The Amended and Restated Memorandum and Articles of Association of the registrant provides as follows:

Every Director and officer for the time being of the Company or any trustee for the time being acting in relation to the affairs of the Company and their respective heirs, executors, administrators, personal representatives or successors or assigns shall, in the absence of willful neglect or default, be indemnified by the Company against, and it shall be the duty of the Directors out of the funds and other assets of the Company to pay, all costs, losses, damages and expenses, including travelling expenses, which any such Director, officer or trustee may incur or become liable in respect of by reason of any contract entered into, or act or thing done by him as such Director, officer or trustee or in any way in or about the execution of his duties and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company and have priority as between the Members over all other claims. No such Director, officer or trustee shall be liable or answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the monies of the Company which shall be invested or for any loss of the monies of the Company which shall be invested on for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any other loss, damage or misfortune whatsoever which shall happen in or about the execution of the duties of his respective office or trust or in relation thereto unless the same happens through his own willful neglect or default.

(C) The Board of Directors of the registrant authorized the registrant to enter into indemnity agreements with officers and directors of the registrant when and as determined by the Board of Directors. Pursuant to the foregoing authority, the registrant has entered into indemnity agreements with each of its directors and certain of its officers.

The indemnity agreements obligate the registrant to provide the maximum protection allowed under the Cayman Law. The indemnity agreements supplement and increase the protection afforded to officers and directors under the Certificate of Incorporation in the following respects:

(a) The Indemnification Agreements entered into with Bryan Bullett and Sam Tabar (the “Indemnitees”) dated as of March 31, 2021 in connection with their Employment Agreements, as amended, provide for a supplement to and in furtherance of the Amended and Restated Memorandum and Articles of Association. The Indemnitees did not regard the protection available under the organizational documents of the Company and any insurance policies maintained by the Company to be adequate.

(b) The Indemnitees shall be entitled to indemnification if the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as defined) other than a Proceeding by or in the right of the Company. The Indemnitees shall be indemnified against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitees reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

(c) The Indemnitees shall be entitled to indemnification if the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company, provided the Indemnitees acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitees shall have been adjudged to be liable to the Company unless and to the extent that a court of competent jurisdiction shall determine that such indemnification may be made.

(d) To the extent that an Indemnitee is a party to and is successful, on the merits or otherwise, in any proceeding, he shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him, or on his behalf, in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him, or on his behalf, in connection with each successfully resolved claim, issue or matter.

(e) Whether or not indemnification is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company waived and relinquished any right of contribution it may have against Indemnitee.

(f) All agreements and obligations of the Company contained in the Agreement shall continue until the date that is ten (10) years after the date upon which Indemnitee’s corporate status terminates and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding.

(g) The Indemnitee provided certain consulting services to the Company prior to his employment by the Company pursuant to an agreement dated February 1, 2021 between the Company and Wellington Park Inc. (“Wellington”), a company owned by Indemnitee. To further induce Indemnitee to accept employment with the Company, the Company agrees that the terms of the Indemnification Agreement shall apply to Wellington as if Wellington were also the “Indemnitee” under such Agreement.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors pursuant to the provisions described above or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

Exhibit No.	Description

4.1	2023 Omnibus Equity Incentive Plan with Form of Restricted Share Award(1)

4.2	Form of Incentive Share Option Agreement

4.3	Form of Non-Statutory Share Option Agreement

4.4	Form of Restricted Share Unit

5.1	Opinion of Ogier (Cayman) LLP

23.1	Consent of Ogier (Cayman) LLP (contained in the opinion at Exhibit 5.1)

23.2	Consent of Audit Alliance LLP

24.1	Power of attorney of officers and directors of the Registrant (included in page II-6)

107	Filing Fee Table

(1)	Incorporated by reference to the Registrant’s Form 6-K filed with the SEC on August 24, 2023.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)1(i) and (a)(1)(ii) of above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be file (pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on February 8, 2024.

BIT DIGITAL, INC,

/S/ Samir Tabar
By:	Samir Tabar
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samir Tabar and Erke Huang, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power-of-attorney does not revoke any earlier powers-of-attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Samir Tabar	Chief Executive Officer	February 8, 2024
Samir Tabar	(Principal Executive Officer)

/s/ Erke Huang	Director and Chief Financial Officer	February 8, 2024
Erke Huang	(Principal Financial & Accounting Officer)

/s/ Zhaohui Deng	Director	February 8, 2024
Zhaohui Deng

/s/ Ichi Shih	Director	February 8, 2024
Ichi Shih

/s/ Jishu Bill Xiong	Director	February 8, 2024
Jiashu Bill Xiong

/s/ Brock Pierce	Director	February 8, 2024
Brock Pierce

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration on Form S-8, solely in the capacity of the duly authorized representative of Bit Digital, Inc. in the United States, on February 8, 2024.

BIT DIGITAL, INC.

By:	/S/ Samir Tabar
Name:	Samir Tabar, CEO
Title:	Authorized Signatory

BIT DIGITAL, INC.

REGISTRATION STATEMENT ON FORM S-8,

EXHIBIT INDEX

Exhibit Number	Description

4.2	Form of Incentive Share Option Agreement

4.3	Form of Non-Statutory Share Option Agreement

4.4	Form of Restricted Share Unit

5.1	Opinion of Ogier (Cayman) LLP

23.1	Consent of Ogier (Cayman) LLP (contained in the opinion at Exhibit 5.1)

23.2	Consent of Audit Alliance LLP

24.1	Power of Attorney of officers and directors of the Registrant (included in signature page II-6)

107	Filing Fee Table